Exhibit 10.16

LEASE

BY AND BETWEEN

5729 FONTANOSO WAY, LLC,

a Delaware limited liability company

as Landlord

and

ELECTROGLAS, INC.,

as Tenant

For Premises located at

5729 Fontanoso Way

San Jose, California

LEASE

This Lease is dated as of the lease reference date specified in Section A of the Summary of Basic Lease Terms and is made by and between the party identified as Landlord in Section B of the Summary and the party identified as Tenant in Section C of the Summary.

SUMMARY OF BASIC LEASE TERMS

SECTION (LEASE REFERENCE)		TERMS

A.	Lease Reference Date:	February 7, 2005

B.	Landlord:	5729 FONTANOSO WAY, LLC a Delaware limited liability company

C.	Tenant:	ELECTROGLAS, INC. a Delaware corporation

D. (§ 1.20)	Premises:	That area consisting of approximately 78,119 square feet of gross leasable area the address of which is 5729 Fontanoso Way, San Jose, California, and which is located within the Building as shown on Exhibit A.

E. (§1.21)	Project:	The Building and the Common Areas (hereinafter defined).

F. (§ 1.7)	Building:	The building in which the Premises are located having an address of 5729 Fontanoso Way, San Jose, California, and containing 78,119 square feet of gross leasable area. The gross leasable area of the Premises and Building referred to above shall be deemed the actual gross leasable area in the Premises, and Building.

G. (§ 1.28)	Tenant’s Share:	100% of the Building

H. (§4.5)	Tenant’s Allocated Parking Stalls:	While Tenant is leasing and occupying all of the space in the Building, Tenant shall be entitled to exclusive use of all of the parking spaces in the Common Areas of the Project except parking spaces or areas for emergency and handicap parking spaces and use of parking spaces by Landlord and its Agents; however, if Tenant enters into a sublease or other Transfer (hereinafter defined) for less than all of the space in the Building and Landlord recaptures the portion of the space being sublet or otherwise transferred under a Transfer or if for any other reason, Tenant is not leasing all of the space in the Building, Tenant shall only be entitled to use its pro rata share of the available parking based on the ratio that the size of the Premises then being leased and occupied by Tenant bears to all of the gross leasable space in the Building.

I. (§ 1.24)	Scheduled Commencement Date: May 1, 2005.

J. (§ 1.17)	Lease Term:	Sixty (60) calendar months (the “Initial Term”), subject to Tenant’s option to extend as provided in Section 2.6 of this Lease.

K. (§ 3.1)	Base Monthly Rent:	Months Monthly Amount
1 – 18 -0-
19 – 24 $23,435.70 (i.e., $0.30 per square foot)
25 – 36 $78,119.00 (i.e., $1.00 per square foot)
37 – 48 $82,024.95 (i.e., $1.05 per square foot)
49 – 60 $85,930.90 (i.e., $1.10 per square foot)

Notwithstanding the foregoing schedule, Tenant shall be obligated to pay Tenant’s Share of Common Operating Expenses and all other Additional Rent under the Lease from and after the Commencement Date.

L. (§ 3.3)	Prepaid Rent:	NONE

M. (§ 3.5)	Security Deposit:	$343,723.60, subject to reduction as provided in Section 3.5B of this Lease, in the form of a Letter of Credit (as defined in Section 3.5A of this Lease).

N. (§ 4.1)	Permitted Use:	The Premises shall be used for general office, marketing, training, engineering, research an development, light manufacturing, assembly, shipping and receiving, sales, storage and any other lawful use incidental thereto, but for not other purpose.

O. (§ 5.2)	Permitted Tenant’s Alterations Limit: $25,000.00

P. (§9.1)	Tenant’s Liability Insurance Minimum: $5,000,000.00

Q. (§ 1.3)	Landlord’s Address:	Divco West Group, LLC 100 Park Center Plaza, Suite 425 San Jose, California 95113 Attn: Property Manager Facsimile: (408) 977-0253

	With a copy to:	Divco West Group, LLC
400 Hamilton Avenue, Suite 400
Palo Alto, CA 94301
Attn.: Asset Manager
-		Facsimile: (650) 322-9999

R.	Tenant’s Address:	(a) Prior to the Commencement Date:
(§ 1.3)
Electroglas, Inc.
6024 Silver Creek Valley Road
San Jose, CA 95138
Attn: Mr. Thomas Brunton
Facsimile: (408) 528-3542

(b) As of the Commencement Date:

Electroglas, Inc.,
5729 Fontanoso Way
San Jose, CA 95138
Attn: Mr. Thomas Brunton

S. (§15.13)	Retained Real Estate Brokers: Commercial Property Services representing Tenant.

T.	Lease:	This Lease includes the summary of the Basic Lease
(§ 1.16)		Terms, the Lease, and the following exhibits and addenda:

Exhibit A - Outline of the Premises
Exhibit B - Work Letter for Tenant Improvements
Exhibit C - Acceptance Agreement
Exhibit D - Hazardous Material Certificate
Addendum No. 1 – First Offer to Purchase and Option to Purchase

The foregoing Summary is hereby incorporated into and made a part of this Lease. Each reference in this Lease to any term of the Summary shall mean the respective information set forth above and shall be construed to incorporate all of the terms provided under the particular paragraph pertaining to such information. In the event of any conflict between the Summary and the Lease, the Summary shall control.

ARTICLE 1 DEFINITIONS

1.1 General: Any initially capitalized term that is given a special meaning by this Article 1, the Summary, or by any other provision of this Lease (including the exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto unless otherwise clearly indicated by the context.

1.2 Additional Rent: The term “Additional Rent” is defined in Section 3.2.

1.3 Address for Notices: The term “Address for Notices” means the addresses set forth in Sections Q and R of the Summary; provided, however, that after the Commencement Date, Tenant’s Address for Notices shall be the address of the Premises.

1.4 Agents: The term “Agents” means the following: (i) with respect to Landlord, the employees and agents of Landlord; and (ii) with respect to Tenant, the employees, contractors, agents and invitees of Tenant and Tenant’s subtenants and their respective agents, employees, contractors, and invitees.

1.5 Agreed Interest Rate: The term “Agreed Interest Rate” means that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) 5% in excess of the discount rate established by the Federal Reserve Bank of San Francisco as it may be adjusted from time to time, or (ii) the maximum interest rate permitted by Law.

1.6 Base Monthly Rent: The term “Base Monthly Rent” means the fixed monthly rent payable by Tenant pursuant to Section 3.1 which is specified in Section K of the Summary.

1.7 Building: The term “Building” means the building in which the Premises are located which Building is identified in Section F of the Summary.

1.8 Commencement Date: The term “Commencement Date” means May 1, 2005.

1.9 Common Area: The term “Common Area” means all areas and facilities within the Project but outside of the Building, including the parking areas, access and perimeter roads, pedestrian sidewalks, landscaped areas, trash enclosures, recreation areas and the like.

1.10 Common Operating Expenses: The term “Common Operating Expenses” is defined in Section 8.2.

1.11 Effective Date: The term “Effective Date” means the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.

1.12 Event of Tenant’s Default: The term “Event of Tenant’s Default” is defined in Section 13.1.

1.13 Hazardous Materials: The terms “Hazardous Materials” and “Hazardous Materials Laws” are defined in Section 7.2F.

1.14 Insured and Uninsured Peril: The terms “Insured Peril” and “Uninsured Peril” are defined in Section 11.2E.

1.15 Law: The term “Law” means any judicial decision, statute, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Premises, or both, in effect either at the Effective Date or any time during the Lease Term, including, without limitation, any Hazardous Material Law (as defined in Section 7.2F) and the Americans with Disabilities Act, 42 U.S.C. §§ 12101 et. seq. and any rules, regulations, restrictions, guidelines, requirements or publications promulgated or published pursuant thereto.

1.16 Lease: The term “Lease” means the Summary and all elements of this Lease identified in Section T of the Summary, all of which are attached hereto and incorporated herein by this reference.

1.17 Lease Term: The term “Lease Term” or “Term” means the term of this Lease which shall commence on the Commencement Date and continue for the period specified in Section J of the Summary.

1.18 Lender: The term “Lender” means any beneficiary, mortgagee, secured party, lessor, or other holder of any Security Instrument.

1.19 Permitted Use: The term “Permitted Use” means the use specified in Section N of the Summary.

1.20 Premises: The term “Premises” means that building area described in Section D of the Summary that is within the Building.

1.21 Project: The term “Project” shall mean the Building, the Common Areas and the land on which the Building, Common Areas and other improvements are located.

1.22 Private Restrictions: The term “Private Restrictions” means all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Premises which (i) exist as of the Effective Date and have been provided by Landlord to Tenant, or (ii) are recorded after the Effective Date and do not unreasonably interfere with Tenant’s use and occupancy of the Project.

1.23 Real Property Taxes: The term “Real Property Taxes” is defined in Section 8.3.

1.24 Scheduled Commencement Date: The term “Scheduled Commencement Date” means the date specified in Section I of the Summary.

1.25 Security Instrument: The term “Security Instrument” means any underlying lease, mortgage or deed of trust which now or hereafter affects the Project, and any renewal, modification, consolidation, replacement or extension thereof.

1.26 Summary: The term “Summary” means the Summary of Basic Lease Terms that immediately precedes Article I of this Lease.

1.27 Tenant’s Alterations: The term “Tenant’s Alterations” or “Tenant’s Alteration” or “Tenant Alteration” means all improvements, additions, alterations, and fixtures installed in the Premises by Tenant.

1.28 Tenant’s Share: The term “Tenant’s Share” means the percentage obtained by dividing Tenant’s gross leasable area in the Premises by the gross leasable area in the Building, which as of the Effective Date are the percentages identified in Section G of the Summary.

1.29 Trade Fixtures: The term “Trade Fixtures” means (i) Tenant’s inventory, furniture, signs, and business equipment, and (ii) anything affixed to the Premises by Tenant at its expense for purposes of trade, manufacture, ornament or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without material injury to the Premises unless such thing has, by the manner in which it is affixed, become an integral part of the Premises.

ARTICLE 2 PREMISES, TERM AND OPTION TO EXTEND

2.1 Demise of Premises: Landlord hereby leases to Tenant, and Tenant leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises for Tenant’s own use in the conduct of Tenant’s business together with (i) the right to use the number of Tenant’s Allocated Parking Stalls within the Common Area (subject to the limitations set forth in Section 4.5), and (ii) the right to use the Common Area for ingress to and egress from the Premises. Landlord reserves the use of the exterior walls, the roof and the area beneath and above the Premises, together with the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Premises in locations which will not materially interfere with Tenant’s use of the Premises.

2.2 Commencement Date: The Term of this Lease starts on the Commencement Date (as defined in Section 1.8 above).

2.3 Construction of Improvements: Landlord is not obligated to construct any improvements or provide any construction allowances except for Landlord’s Allowance as provided in Exhibit B attached hereto. Tenant will be constructing the Tenant Improvement as provided in Exhibit B attached hereto.

2.4 Delivery and Acceptance of Possession: Landlord agrees to deliver possession of the Premises to Tenant within two (2) business days after the complete execution of this Agreement by the parties. If Landlord is unable to deliver possession of the Premises to Tenant on or before such date for any reason whatsoever, then this Lease shall not be void or voidable except as provided in this paragraph, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. If the delay in delivery is due to any act or omission of Tenant or its employees, agents or contractors (including without limitation the failure to timely deliver insurance certificates or other items as required by this Lease), then the delivery date shall be deemed the date the Premises would have been delivered but for such delays by Tenant. Tenant shall accept possession of the entire Premises when delivered by Landlord.

A. Condition. Tenant acknowledges that it has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition. Except as otherwise specifically provided herein, Tenant agrees to accept possession of the Premises in its then existing condition, “AS-IS”, including all defects. At the time Landlord delivers possession of the Premises to Tenant, Landlord and Tenant shall together execute an acceptance agreement in the form attached as Exhibit C, appropriately completed. Landlord shall have no obligation to deliver possession, nor shall Tenant be entitled to take occupancy, of the Premises until such acceptance agreement has been executed, and Tenant’s obligation to pay Base Monthly Rent and Additional Rent shall not be excused or delayed because of Tenant’s failure to execute such acceptance agreement.

B. Landlord’s Representation. Landlord agrees to deliver possession of the Premises to Tenant with the existing base electrical, plumbing, HVAC and life safety systems for the Premises in good working condition and with the roof of the Building free from leaks. Landlord represents and warrants to its actual knowledge as of the date of this Lease that (1) Landlord does not have notice of any violation of any applicable Laws at the Premises based on the current condition and use of the Premises, the current application of such Laws by the local governmental authority as of the date hereof and prior to the construction of the Tenant Improvements or any other alterations by Tenant; and (2) Landlord does not have notice of the presence of any Hazardous Materials in violation of any applicable Hazardous Materials Laws.

2.5 Early Occupancy: Tenant may have access and use of the Premises from and after the date Landlord delivers possession of the Premises to Tenant. The period of time prior to the Commencement Date during which Tenant may have early access and use of the Premises under this Section 2.5 shall be referred to herein as the “Early Occupancy Period.” During the Early Occupancy Period, all terms and conditions of this Lease shall apply, except for the payment of Base Monthly Rent and Tenant’s Share of Common Operating Expenses. As a condition to entering the Premises during the Early Occupancy Period, Tenant shall provide Landlord with certificates of insurance that Tenant is required to provide Landlord during the Term of this Lease.

2.6 Option to Extend. Tenant shall have one (1) option to extend the Initial Term for a period of five (5) years (the period shall be referred to as the “Extension Period”) by giving written notice of exercise of such option (“Extension Option Notice”) at least three hundred sixty (360) days, but not more than four hundred fifty (450) days, prior to the expiration of the Initial Term. The Extension Period shall commence, if at all, immediately following the expiration of the Initial Term. If Tenant is in default (after notice and the expiration of the applicable cure period) under any term or provision of the Lease on the date of giving an Extension Option Notice, or if Tenant is in default (after notice and the expiration of the applicable cure period) under any term or provision of the Lease on the date that the applicable Extension Period is to commence, the Extension Period at the option of Landlord shall not commence and the Lease shall expire at the end of Initial

Term. The Extension Period shall be upon all of the terms and provisions of the Lease, except that (i) the Base Monthly Rent during such Extension Period shall be ninety-five percent (95%) of then Fair Market Rent, (ii) Tenant shall not have any right or option to extend the Lease Term beyond the one and only Extension Period, (iii) any work, allowance and free or reduced rent or other concession provided, granted or available to Tenant at or in connection with the commencement of the Initial Term will not apply, and (iv) Tenant’s First Offer to Purchase and Tenant’s Purchase Option under Addendum No. 1 to the Lease shall not apply. The foregoing option to extend is personal to the original Tenant signing the Lease and assignees under a Permitted Transfer (as defined in Section 14.1F), but shall not be assigned or transferred to or exercised by any assignee, sublessee or transferee under a Transfer (as defined in Section 14.1A) other than a Permitted Transfer.

A. Fair Market Rent. The term “Fair Market Rent” for purposes of determining Base Monthly Rent during the Extension Period shall mean the base monthly rent generally applicable to similar leases in like buildings for space of comparable size, age, quality of the Premises in South San Jose, California projected as of the first day of the Extension Period by giving due consideration for the quality of the Building and improvements therein (including the quality of the then existing improvements in the Premises), for a term comparable to the Extension Period at the time the commencement of the Extension Period is scheduled to commence, without any deduction for amortization or cost of tenant improvements or commissions whether or not incurred by Landlord, and otherwise subject to the terms and conditions of this Lease that will be applicable during the Extension Period.

B. Procedure to Determine Fair Market Rent. Landlord shall notify Tenant in writing of Landlord’s determination of the Fair Market Rent (“Landlord’s FMR”) after receipt of the Extension Option Notice. Within thirty (30) days after receipt of such written notice of Landlord’s FMR, Tenant shall have the right either to: (i) accept Landlord’s FMR, or (ii) elect to have the Fair Market Rent determined in accordance with the appraisal procedure set forth below. The failure of Tenant to provide written notice of its election under the preceding sentence shall be deemed an acceptance of Landlord’s FMR. The election (or deemed election ) by Tenant under this section shall be non-revocable and binding on the parties.

C. Appraisers. If Tenant has elected to have the Fair Market Rent determined by an appraisal, then within ten (10) days after receipt of Tenant’s written notice of such an election, each party, by giving written notice to the other party, shall appoint an appraiser to render a written opinion of the Fair Market Rent for the Extension Period. Each appraiser must be a member of the Appraisal Institute of America (MAI) for at least five years and with at least five years experience in the appraisal of rental rates of office buildings in the area in which the Building is located and otherwise unaffiliated with either Landlord or Tenant. The two appraisers shall render their written opinion of the Fair Market Rent for the Extension Period to Landlord and Tenant within thirty (30) days after the appointment of the second appraiser. If the Fair Market Rent of each appraiser is within five percent (5%) of each other, then the average of the two appraisals of Fair Market Rent shall be used as the Fair Market Rent for the Extension Period. If one party does not appoint its appraiser as provided above, then the one appointed shall determine the Fair Market Rent. The Fair Market Rent so determined under this section shall be binding on Landlord and Tenant.

D. Third Appraiser. If the Fair Market Rent determined by the appraisers is more than five percent (5%) apart, then the two appraisers shall pick a third appraiser within ten (10) days after the two appraisers have rendered their opinions of Fair Market Rent as provided above. If the two appraisers are unable to agree on the third appraiser within said ten (10) day period, Landlord and Tenant shall mutually agree on the third appraiser within ten (10) days thereafter and if the parties fail to agree within said time period, then at the request of either Landlord or Tenant, such third appraiser shall be promptly appointed by the then Presiding Judge of the Superior Court of the State of California for the County where the Premises are located. The third appraiser shall be a person who has not previously acted in any capacity for either party and must meet the qualifications stated above.

E. Impartial Appraisal. Within thirty (30) days after its appointment, the third appraiser shall render its written opinion of the Fair Market Rent for the applicable Extension Period (“Third Opinion”). If the fair market rent set forth in the Third Opinion is equidistant from the fair market rent determination of Landlord’s and Tenant’s appraiser, then the fair market rent contained in the Third Opinion shall be the Fair Market Rent during the Extension Period. If the fair market rent of the Third Opinion is not equidistant from the fair market rent made by Landlord’s and Tenant’s appraiser, then the two closest fair market determinations made by Landlord’s appraiser, Tenant’s appraiser and the Third Opinion shall be averaged and such average shall be the Fair Market Rent during the Extension Period. The Fair Market Rent determined in accordance with the foregoing procedure shall be binding on the parties.

F. Appraisal Costs. Each party shall bear the cost of its own appraiser and one-half (1/2) the cost of the third appraiser.

G. Acknowledgment of Rent. After the Fair Market Rent for the Extension Period has been established in accordance with the foregoing procedure, Landlord and Tenant shall promptly execute an amendment to the Lease to reflect the Base Monthly Rent for the Extension Period

ARTICLE 3 RENT

3.1 Base Monthly Rent: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay to Landlord the Base Monthly Rent set forth in Section K of the Summary.

3.2 Additional Rent: Commencing on the Commencement Date and continuing throughout the Lease Term, Tenant shall pay the following as additional rent (the “Additional Rent”): (i) any late charges or interest due Landlord pursuant to Section 3.4; (ii) Tenant’s Share of Common Operating Expenses as provided in Section 8.1; (iii) Landlord’s share of any Bonus Rent received by Tenant upon certain assignments and sublettings as required by Section 14.1; (iv) amortization of certain capital improvements as provided in Section 5.4; (v) any legal fees and costs due Landlord pursuant to Section 15.9; and (vi) any other charges due Landlord pursuant to this Lease.

3.3 Payment of Rent: Concurrently with the execution of this Lease by both parties, Tenant shall pay to Landlord the amount set forth in Section L of the Summary as prepayment of rent for credit against the first installment(s) of Base Monthly Rent. The term “Rent” or “rent” shall mean Base Monthly Rent, Additional Rent and other sums required to be paid by Tenant under this Lease. All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever (except as specifically provided in Section 11.4 and Section 12.3), and without any prior demand therefor. Rent shall be paid to Landlord at its address set forth in Section Q of the Summary, or at such other place as Landlord may designate from time to time. Tenant’s obligation to pay Base Monthly Rent and Tenant’s Share of Common Operating Expenses shall be prorated at the commencement and expiration of the Lease Term.

3.4 Late Charge, Interest and Quarterly Payments:

(a) Late Charge. Tenant acknowledges that the late payment by Tenant of any installment of rent, or any other sum of money required to be paid by Tenant under this Lease, will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of such costs being extremely difficult and impractical to fix. Such costs and expenses will include, without limitation, attorneys’ fees, administrative and collection costs, and processing and accounting expenses and other costs and expenses necessary and incidental thereto. If any Base Monthly Rent or Additional Rent is not received by Landlord from Tenant when due, then Tenant shall immediately pay to Landlord a late charge equal to 10% of such delinquent rent as liquidated damages for Tenant’s failure to make timely payment; provided, however, that

Landlord agrees that Tenant shall not have to pay such late charge if it makes its payment in full within five (5) days after the date such payment is due, except that this grace period shall only be applicable for the first two times each calendar year that Tenant fails to pay any Base Monthly Rent or any Additional Rent when due. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay any rent due under this Lease in a timely fashion, including any right to terminate this Lease pursuant to Section 13.2B.

(b) Interest. If any rent remains delinquent for a period in excess of fifteen (15) days then, in addition to such late charge, Tenant shall pay to Landlord interest on any rent that is not paid when due at the Agreed Interest Rate following the date such amount became due until paid.

3.5 Security Deposit: On the Effective Date, Tenant shall deposit with Landlord the amount set forth in Section M of the Summary as security for the performance by Tenant of its obligations under this Lease, and not as prepayment of rent (the “Security Deposit”). Landlord may from time to time apply such portion of the Security Deposit as is reasonably necessary for the following purposes: (i) to remedy any default by Tenant in the payment of rent; (ii) to repair damage to the Premises caused by Tenant; (iii) to clean the Premises upon termination of the Lease; and (iv) to remedy any other default of Tenant to the extent permitted by Law and, in this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be put contained in California Civil Code Section 1950.7, it being agreed that Landlord may, in addition, claim those sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by the act or omission of Tenant or any officer, employee, agent or invitee of Tenant. In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original amount. Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Premises during the Lease Term, Landlord may pay the Security Deposit to any transferee of Landlord’s interest in conformity with the provisions of California Civil Code Section 1950.7 and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return of the Security Deposit.

A. Letter of Credit. In lieu of depositing cash for the Security Deposit, Tenant shall have the right to deliver to Landlord a letter of credit for the full amount of the Security Deposit. Said letter of credit shall be in the form of an irrevocable, unconditional and clean standby letter of credit and otherwise in the form set forth below (the “Letter of Credit”). The term Security Deposit shall mean the cash portion of the Security Deposit and the Letter of Credit.

(1) Form of Letter of Credit. The Letter of Credit shall be issued by Comerica Bank or a national bank acceptable to Landlord in its reasonable discretion, with offices in the San Francisco Bay Area that will accept and pay on any draw on the Letter of Credit. The Letter of Credit shall be issued for a term of at least one year and shall be automatically renewable for one year successive periods (with a term during the last year of the Lease Term of at least 60 days following the expiration of the Lease Term) unless the issuing bank provides at least 30 days prior written notice to Landlord that the Letter of Credit will not be renewed, and shall be in a form and with such content acceptable to Landlord in its sole and absolute discretion. Any Letter of Credit that Tenant delivers to Landlord in replacement of an existing Letter of Credit shall be in an amount equal to the replaced Letter of Credit (prior to any draws) so that the cash and Letter of Credit together equal the amount of the Security Deposit specified in the Lease. Any such replacement Letter of Credit shall be delivered to and received by Landlord no later than thirty (30) days prior to the expiration of the term of the Letter of Credit then in effect. The Letter of Credit shall expressly permit full and partial draws. The Letter of Credit shall designate Landlord as beneficiary and shall be transferable by beneficiary to any transferee, successor, and assign (including any lender of Landlord) at no cost or expense to beneficiary. The Letter of Credit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant during the Lease Term. The Letter of Credit shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord in its sole and absolute discretion.

(2) Draw Documents. The Letter of Credit shall provide that it may be drawn by Landlord (or its assignee) upon presentation by Landlord to the issuing bank (at its offices in the San Francisco Bay Area) of a sight draft(s) or copy, together with a written statement executed by Landlord stating that the amount requested is due Landlord under the Lease and may be submitted in person, by courier, by first calls mail or by facsimile. The amount of the draw requested by Landlord shall be payable by the bank without further inquiry or any other documentation or further action required of the bank, Landlord, or Tenant. All costs and expenses to obtain the Letter of Credit and all renewals shall be borne by Tenant.

(3) Draws. If Tenant defaults with respect to any provisions of this Lease, including but not limited to, the provisions relating to the payment of Rent, or if Tenant fails to renew the Letter of Credit at least thirty (30) days before its expiration, Landlord may, but shall not be required to, draw upon all or any portion of the Letter of Credit for payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may reasonably spend or may become obligated to spend by reason of Tenant’s default, or to compensate Landlord for all other losses or damages that Landlord may suffer by reason of Tenant’s default, including, without limitation, all losses and damages in connection with the termination of the Lease due such default by Tenant. If Tenant fails to deposit a replacement Letter of Credit or renew the expiring Letter of Credit, Landlord shall have the right to draw upon the expiring Letter of Credit for the full amount thereof and hold and use the same for the Security Deposit; provided, however, that if Tenant provides a replacement Letter of Credit that meets the requirements of this section, Landlord shall promptly return to Tenant in cash that amount of the Letter of Credit that had been drawn upon by Landlord. If for any reason the Letter of Credit does not permit partial draws, then Landlord shall have the right to make a full draw on the Letter of Credit, notwithstanding that the full amount may not be required to cure any default by Tenant.

(4) Restoration of Deposit. If the Letter of Credit is drawn upon by Landlord, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the amount required under the Lease and this Addendum. At all times the Security Deposit, whether in the form of cash and/or Letter of Credit, shall be in the amount specified in the Lease. The use, application or retention of the Letter of Credit, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to use all or any part of the Letter of Credit or cash portion of the Security Deposit, and such use shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant shall not be entitled to any interest on the cash portion of the Security Deposit. The exercise of any rights of Landlord to the Security Deposit shall not constitute a waiver of nor relieve Tenant from any liability or obligation for any default by Tenant. If Landlord draws upon the entire amount of the Letter of Credit, Tenant may deliver a replacement Letter of Credit to Landlord, instead of depositing cash with Landlord, equal to the original amount of the Letter of Credit.

B. Reduction after Time. The amount of the Security Deposit may be reduced to $257,792.70 after the third annual anniversary of the Commencement Date, provided that an uncured default or breach by Tenant of any provision of the Lease does not exist and no such default or breach occurred and continued after notice and the expiration of the applicable cure period during the year immediately prior to the effective date of the reduction under this section. If Tenant is entitled to reduce the amount of the Security Deposit pursuant to this paragraph and Tenant delivers to Landlord written notice of its request to so reduce the amount of the Security Deposit, then Tenant may, not less than (10) days after Landlord’s receipt of such notice, either obtain and deliver a new or amended Letter of Credit to replaced or amend, as the case may be, the then existing Letter of Credit, in an amount equal to the required amount of the Security Deposit.

3.6 Electronic Payment. Landlord shall have the right, on not less than thirty (30) days prior written notice to Tenant (the “Electronic Payment Notice”), to require Tenant to make subsequent payments of Monthly Base Rent and Additional Rent due pursuant to the terms of this Lease by means of a federal funds wire transfer or such other method of electronic funds transfer as may be required by Landlord in its sole and absolute discretion (the “Electronic Payment”). The Electronic Payment Notice shall set forth the proper bank ABA number, account number and designation of the account to which such Electronic Payment shall be made. Tenant shall promptly notify Landlord in writing of any additional information that will be required to establish and maintain Electronic Payment from Tenant’s bank or financial institution. Landlord shall have the right, after at least ten (10) days prior written notice to Tenant, to change the name of the depository for receipt of any Electronic Payment and to discontinue payment of any sum by Electronic Payment.

ARTICLE 4 USE OF PREMISES

4.1 Limitation on Use: Tenant shall use the Premises solely for the Permitted Use specified in Section N of the Summary. There shall not be any change in use without the prior written consent of Landlord which will not be unreasonably withheld. Tenant shall not do anything in or about the Premises which will (i) cause structural injury to the Building, or (ii) cause damage to any part of the Building except to the extent reasonably necessary for the installation of Tenant’s Trade Fixtures and Tenant’s Alterations, and then only in a manner which has been first approved by Landlord in writing. Tenant shall not operate any equipment within the Premises which will (i) materially damage the Building or the Common Area, (ii) overload existing electrical systems or other mechanical equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning (“HVAC”) equipment within or servicing the Building, or (iv) damage, overload or corrode the sanitary sewer system. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of the load limits for which such items are designed nor without the prior written consent of Landlord operate hard wheel forklifts within the Premises. Any dust, fumes, or waste products generated by Tenant’s use of the Premises shall be contained and disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any Law. Except as approved by Landlord, Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises in a neat, clean, attractive and orderly condition, free of any nuisances. If Landlord designates a standard window covering for use throughout the Building, Tenant shall use this standard window covering to cover all windows in the Premises. Tenant shall not conduct on any portion of the Premises or the Project any sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

4.2 Compliance with Regulations: Tenant shall not use the Premises in any manner which violates any Laws or Private Restrictions which affect the Premises. Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering Tenant’s Alterations or any improvements installed by Landlord at its expense or which poses an unreasonable risk of damage or injury to the Premises. Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

4.3 Outside Areas: No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant.

4.4 Signs: Tenant shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord. All such approved signs shall strictly conform to all Laws, Private Restrictions, and Landlord’s sign criteria then in effect and shall be installed at the expense of Tenant. Tenant shall maintain such signs in good condition and repair and remove such signs and restore any damage by the expiration or sooner termination of the Term of this Lease. While Tenant is the sole Tenant and occupant of the Building, Tenant at its expense shall have the exclusive right to install its name on the curbside monument sign and on the Building main entrance, provided such signs comply with all applicable Laws and the size, quality, type and design are approved by Landlord, which shall not be unreasonably withheld.

4.5 Parking: Tenant is allocated and shall have the exclusive right to use the number of Tenant’s Allocated Parking Stalls contained within the Project described in Section H of the Summary for its use and the use of Tenant’s Agents. Tenant shall not at any time park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord as a parking area. All trucks and delivery vehicles shall be (i) parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading.

Landlord agrees to use its commercially reasonably efforts to have the local governmental authority designate the area on the side of Fontanoso Way in front of the Premises as no parking for commercial vehicles; provided, however, that obtaining such no parking designation is not a condition precedent or condition subsequent to this Lease, and the failure of Landlord to obtain such no parking designation from the local governmental authority shall not be deemed a breach of this Lease by Landlord.

4.6 Rules and Regulations: Landlord may from time to time promulgate reasonable and rules and regulations applicable for the care and orderly management of the Project and the safety of its occupants and invitees. Such rules and regulations shall be binding upon Tenant upon delivery of a copy thereof to Tenant, and Tenant agrees to abide by such rules and regulations so long as there is no unreasonable interference with Tenant’s use and occupancy of the Project. If there is a conflict between the rules and regulations and any of the provisions of this Lease, the provisions of this Lease shall prevail.

4.7 Access. During the Term, Tenant shall have access to the Premises 24 hours a day, seven days a week, except in an emergency or during any period of restoration due to a casualty or condemnation.

ARTICLE 5 TRADE FIXTURES AND ALTERATIONS

5.1 Trade Fixtures: Throughout the Lease Term, Tenant may provide and install, and shall maintain in good condition, any Trade Fixtures required in the conduct of its business in the Premises, except to the extent (a) any Trade Fixture will use, generate, store or dispose of any Hazardous Material in which case the prior written consent of Landlord in its sole and absolute discretion shall be required before such Trade Fixture may be installed, or (b) any Trade Fixture will constitute a Tenant Alteration, in which case it shall be subject to the requirements set forth below for the construction of a Tenant Alteration, including, without limitation, the prior written consent of Landlord. All Trade Fixtures shall remain Tenant’s property.

5.2 Tenant’s Alterations: Construction by Tenant of a Tenant Alteration shall be governed by the following:

A. Consent Required. Tenant shall not construct any Tenant’s Alterations or otherwise alter the Premises without Landlord’s prior written approval, which will not be unreasonably withheld unless such Tenant Alteration affects areas outside of the Premises or the exterior of the Building or the structural parts of the Building, in which case Landlord may withhold its consent in its sole and absolute discretion.

Landlord shall provide written notice of approval or disapproval within twenty (20) days after Landlord’s receipt of Tenant’s request together with plans and such other materials as reasonably required by Landlord to assess the proposed Tenant Alteration. Notwithstanding the foregoing, Landlord’s consent shall not be required for any Alteration to the interior of the Premises that complies with the following requirements: (a) is cosmetic in nature such as painting, (b) does not affect the roof or any area outside of the Premises or require work inside the walls or above the ceiling of the Premises; (c) does not affect the structural parts of the Building or electrical, plumbing, HVAC or mechanical systems in the Building or servicing the Premises, or the sprinkler or other life safety system; and (d) costs less than the Permitted Tenant Alterations Limit specified in Section O of the Summary per work of improvement and in the aggregate for all of such Alterations during a calendar year (herein referred to as “Minor Alteration”). Tenant shall provide Landlord with prior written notice of any Minor Alteration that requires a building permit. In the event Landlord’s approval for any Tenant’s Alterations is required, Tenant shall not construct the Tenant Alteration until Landlord has approved in writing the plans and specifications therefor, and such Tenant’s Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord. All Tenant’s Alterations constructed by Tenant shall be constructed by a licensed contractor in accordance with all Laws using new materials of good quality.

B. Other Requirements. Tenant shall not commence construction of any Tenant’s Alterations until (i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least five days’ prior written notice of its intention to commence such construction, and (iv) if reasonably requested by Landlord, Tenant has obtained contingent liability and broad form builders’ risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to Article 9.

C. Restoration. All Tenant’s Alterations shall remain the property of Tenant during the Lease Term but shall not be altered or removed from the Premises. At the expiration or sooner termination of the Lease Term, all Tenant’s Alterations (other than the initial Tenant Improvements) shall be surrendered to Landlord as part of the realty and shall then become Landlord’s property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof; provided, however, that if Landlord requires Tenant to remove any Tenant’s Alterations, Tenant shall so remove such Tenant’s Alterations prior to the expiration or sooner termination of the Lease Term. Tenant shall not be obligated to remove the initial Tenant Improvements. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant’s Alterations with respect to which the following is true: (i) Tenant was required, or elected, to obtain the approval of Landlord to the installation of the Tenant Alterations in question; (ii) at the time Tenant requested Landlord’s approval, Tenant requested of Landlord in writing that Landlord inform Tenant of whether or not Landlord would require Tenant to remove such Tenant Alteration at the expiration of the Lease Term; and (iii) at the time Landlord granted its approval, it did not inform Tenant that it would require Tenant to remove such Tenant Alterations at the expiration of the Lease Term.

5.3 Alterations Required by Law: Tenant shall make any alteration, addition or change of any sort to the Premises that is required by any Law because of (i) Tenant’s particular use or change of use of the Premises; (ii) Tenant’s application for any permit or governmental approval, or (iii) Tenant’s construction or installation of any Tenant’s Alterations or Trade Fixtures; provided, however, that to the extent that the Building is not in compliance with applicable Laws as of the Effective Date, Tenant shall not be required to make any additional capital improvements to the Building to bring the Building into compliance with applicable Laws, including the Americans With Disabilities Act, to the extent such work is required by the local governmental authority as a condition to obtaining a building permit to construct the initial Tenant Improvements (such work shall be referred to herein as the “Initial Compliance Work”). At its expense, Landlord shall be responsible for the Initial Compliance Work and the cost thereof shall not be included in Common Operating Expenses. Any other alteration, addition, or change required by Law which is not the responsibility of Tenant pursuant to the foregoing shall be made by Landlord (subject to Landlord’s right to reimbursement from Tenant specified in Section 5.4).

5.4 Amortization of Certain Capital Improvements: Tenant shall pay Additional Rent in the event Landlord reasonably elects or is required to make any of the following kinds of capital improvements to the Project: (i) capital improvements required to be constructed in order to comply with any Law (excluding any Hazardous Materials Law) not in effect or applicable to the Project as of the Effective Date; (ii) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Common Operating Expenses of the Project to the extent of such reductions; (iii) replacement of capital improvements or building service equipment, with improvements or equipment of comparable quality and nature, existing as of the Effective Date when required because of normal wear and tear; and (iv) restoration of any part of the Project that has been damaged by any peril to the extent the cost thereof is not covered by insurance proceeds actually recovered by Landlord (or would have been covered had Landlord maintained insurance as required in Section 9.2) up to a maximum amount per occurrence of 5% of the then replacement cost of the Project. The amount of Additional Rent Tenant is to pay with respect to each such capital improvement shall be determined as follows:

A. Amortization Period. All costs paid by Landlord to construct such improvements (including financing costs) shall be amortized over the useful life of such improvement (as reasonably determined by Landlord in accordance with generally accepted accounting principles) with interest on the unamortized balance at the then prevailing market rate Landlord would pay if it borrowed funds to construct such improvements from an institutional lender, and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs, and shall also provide Tenant with the information upon which such determination is made.

B. Payment. As Additional Rent, Tenant shall pay at the same time the Base Monthly Rent is due an amount equal to Tenant’s Share of that portion of such monthly amortization payment fairly allocable to the Building (as reasonably determined by Landlord) for each month after such improvements are completed until the first to occur of (i) the expiration of the Lease Term (as it may be extended), or (ii) the end of the term over which such costs were amortized.

5.5 Mechanic’s Liens: Tenant shall keep the Project free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or Tenant’s Agents relating to the Project. If any claim of lien is recorded (except those caused by Landlord or Landlord’s Agents), Tenant shall bond against or discharge the same within 15 days after Tenant receives notice that the same has been recorded against the Project. Should any lien be filed against the Project or any action be commenced affecting title to the Project, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

5.6 Taxes on Tenant’s Property: Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant’s estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term. If any tax or other charge is assessed by any governmental agency because of the execution of this Lease, such tax shall be paid by Tenant. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

ARTICLE 6 REPAIR AND MAINTENANCE

6.1 Tenant’s Obligation to Maintain: Except as otherwise provided in Section 6.2, Section 11.1, and Section 12.3, Tenant shall be responsible for the following during the Lease Term:

A. General. Tenant shall clean and maintain in good order, condition, and repair and replace when necessary the Premises and every part thereof, through regular inspections and servicing, including, but not limited to: (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents or other parts of the HVAC or plumbing system; (ii) all fixtures, interior walls, floors, carpets and ceilings; (iii) all windows, doors, entrances, plate glass, showcases and skylights (including cleaning both interior and exterior surfaces); (iv) all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems); and (v) any automatic fire extinguisher equipment in the Premises.

B. Intentionally Deleted.

C. Windows. Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality. Tenant shall repair any damage to the Premises (including exterior doors and windows) caused by vandalism or any unauthorized entry. Tenant shall maintain continuously throughout the Lease Term a service contract for the washing of all windows (both interior and exterior surfaces) in the Premises with a contractor approved by Landlord, which contract provides for the periodic washing of all such windows at least once every 180 days during the Lease Term. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be canceled or changed without at least 30 days’ prior written notice to Landlord.

D. HVAC. Tenant shall (i) maintain, repair and replace when necessary all HVAC equipment which services only the Premises, and shall keep the same in good condition through regular inspection and servicing, and (ii) maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor approved by Landlord, which contract provides for the periodic inspection and servicing of the HVAC equipment at least once every 90 days during the Lease Term. Notwithstanding the foregoing, Landlord may elect at any time to assume responsibility for the maintenance, repair and replacement of such HVAC equipment which serves only the Premises. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be canceled or changed without at least 30 days’ prior written notice to Landlord.

E. Standards. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Building or if the estimated cost of any item of repair or replacement is in excess of the Permitted Tenant’s Alterations Limit, then Tenant shall first obtain Landlord’s written approval of the scope of the work, plans therefor, materials to be used, and the contractor.

6.2 Landlord’s Obligation to Maintain: Landlord shall repair and maintain the exterior walls (but not any cosmetic maintenance of inside of such exterior walls), the Common Area located outside the Building, the roof structure and roof membrane, the Building foundation and other structural components of the Building so that the same are kept in good order and repair. Landlord shall not be responsible for repairs required by an accident, fire or other peril or for damage caused to any part of the Project by any act or omission of Tenant or Tenant’s Agents except as otherwise required by Article 11. Landlord may engage contractors of its choice to perform the obligations required of it by this Article, and the necessity of any expenditure to perform such obligations shall be at the sole discretion of Landlord.

6.3 Control of Common Area: Landlord shall at all times have exclusive control of the Common Area. Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the Common Area to whatever extent required in the opinion of Landlord’s counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein; (ii) temporarily close the Common Area to perform maintenance or for any other reason deemed sufficient by Landlord; (iii) change the shape, size, location and extent of the Common Area; (iv) eliminate from or add to the Project any land or improvement, provided Tenant’s parking is not materially reduced; (v)

make changes to the Common Area including, without limitation, changes in the location of driveways, entrances, passageways, parking spaces, parking areas, sidewalks or the direction of the flow of traffic and the site of the Common Area; (vi) remove unauthorized persons from the Project; and/or (vii) change the name or address of the Building or Project. Tenant shall keep the Common Area clear of all obstructions created or permitted by Tenant. If in the opinion of Landlord unauthorized persons are using any of the Common Area by reason of the presence of Tenant in the Building, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. In exercising any such rights regarding the Common Area, (i) Landlord shall make a reasonable effort to minimize any disruption to Tenant’s business, and (ii) Landlord shall not exercise its rights to control the Common Area in a manner that would materially interfere with Tenant’s use of the Premises without first obtaining Tenant’s consent. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project. Tenant assumes all responsibility for the protection of Tenant and Tenant’s Agents from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project.

ARTICLE 7 WASTE DISPOSAL AND UTILITIES

7.1 Waste Disposal: Tenant shall store its waste either inside the Premises or within outside trash enclosures that are fully fenced and screened in compliance with all Private Restrictions, and designed for such purpose. All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Tenant shall cause all of its waste to be regularly removed from the Premises at Tenant’s sole cost. Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions at all times.

7.2 Hazardous Materials: Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Project:

A. Hazardous Materials Disclosure Certificate. Prior to executing this Lease, Tenant has delivered to Landlord Tenant’s executed initial Hazardous Materials Disclosure Certificate, in the form attached hereto as Exhibit D (the “Initial Hazardous Materials Certificate”). Tenant covenants, represents and warrants to Landlord that the information in the Initial Hazardous Materials Certificate is true and correct and accurately describes the use(s) of Hazardous Materials which will be made and/or used on the Premises by Tenant. Tenant shall, commencing with the date which is one year from the Commencement Date and continuing every year thereafter, deliver to Landlord, an executed and updated Hazardous Materials Disclosure Certificate, substantially in the form attached hereto as Exhibit D (the “Annual Hazardous Materials Certificate”) describing Tenant’s then present use of Hazardous Materials on the Premises, and any other reasonably necessary documents as requested by Landlord.

B. Hazardous Material Usage. Tenant and Tenant’s Agents shall not be entitled to use, store, generate, transport or dispose of any Hazardous Materials other than incidental amounts of customary cleaning and office supplies (herein referred to as “Hazardous Materials Usage”) on, in, or about any portion of the Premises and the Project without, in each instance, obtaining Landlord’s prior written consent thereto in its reasonable discretion. If Landlord, in its reasonable discretion, consents in writing to any such Hazardous Material Usage, then Tenant and Tenant’s Agents shall be permitted to use only those Hazardous Materials that are necessary for Tenant’s business and to the extent disclosed in the Hazardous Material Disclosure Certificate and as expressly approved by Landlord in writing. Any such Hazardous Materials Usage may only be to the extent of the quantities of Hazardous Materials as specified in the then applicable Hazardous Material Disclosure Certificate as expressly approved by Landlord. Any Hazardous Material Usage of Hazardous Materials by Tenant and Tenant’s Agents after the Effective Date in or about the Project shall strictly comply with all applicable laws, including all Hazardous Materials Laws now or hereinafter enacted. Tenant agrees that any changes to the type and/or quantities of Hazardous Materials specified in the most recent approved Hazardous Material Disclosure Certificate may be implemented only with the prior written consent of Landlord, which consent may be given or withheld in Landlord’s sole and absolute discretion. Tenant shall not be entitled nor permitted to install any tanks under, on or about the Premises or Project for the storage of Hazardous Materials without the express written consent of Landlord, which may be given or withheld in Landlord’s sole and absolute discretion.

C. Tests and Inspections. Landlord shall have the right at all times during the Term of this Lease to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Section 7.2 or to determine if Hazardous Materials are present in, on or about the Project, and (iii) request lists of all Hazardous Materials used, stored or otherwise located on, under or about any portion of the Premises and/or the Common Areas. The cost of all such inspections, tests and investigations shall be borne by Tenant, if Landlord reasonably determines that Tenant or any of Tenant’s Agents are directly or indirectly responsible in any manner for any contamination revealed by such inspections, tests and investigations. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord’s part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant’s Agents with respect to Hazardous Materials, including without limitation, Tenant’s operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant’s use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

D. Notice. Tenant shall give to Landlord immediate verbal and follow-up written notice of any spills, releases, discharges, disposals, emissions, migrations, removals or transportation of Hazardous Materials on, under or about any portion of the Premises, Common Areas or Project; provided that Tenant has actual knowledge of such event(s). Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation or other Hazardous Material Usage of Hazardous Materials arising from or related to the acts or omissions of Tenant or Tenant’s Agents such that the affected portions of the Project and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord’s prior written consent in its sole and absolute discretion. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord’s prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Hazardous Materials Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises and the other portions of the Project after the satisfactory completion of such work.

E. Indemnity. Tenant shall indemnify, hold harmless, and, at Landlord’s option (with such attorneys as Landlord may approve in advance and in writing), defend Landlord and Landlord’s officers, directors, shareholders, partners, members, managers, employees, contractors, property managers, agents and mortgagees and other lien holders, from and against any and all “Losses” (hereinafter defined) arising from or related to: (a) any violation or alleged violation by Tenant or any of Tenant’s Agents of any of the Laws, including, without limitation, the Hazardous Materials Laws; (b) any breach of the provisions of this Section 7.2 or any subsection thereof by Tenant or any of Tenant’s Agents; or (c) any Hazardous Materials Usage on, in, or about the Premises of any Hazardous Material approved by Landlord under this Lease. The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (whether consequential, direct or indirect, known or unknown, foreseen or unforeseen), penalties, fines, liabilities, losses of every kind and nature (including, without limitation, property damage, diminution in value of the applicable parties’ interest in the Premises or the Project, damages for the loss or restriction on use of any space or amenity within the Building or the Project, damages arising from any adverse impact on marketing space in the Project, sums paid in settlement of claims and any costs and expenses associated with injury, illness or death to or of any person), suits, administrative proceedings, costs and fees, including, but not limited to, attorneys’ and consultants’ fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are not covered by insurance that Landlord is required to obtain under this Lease (or would have been covered had Landlord carried the insurance required under this Lease) in any way related to any matter covered by the foregoing indemnity. Tenant’s indemnity under this Section 7.2E will not be applicable for any Losses due to (i) Hazardous Material Usage by Landlord or its Agents, or (ii) any Hazardous Material released or deposited by any other party other than Tenant or its Agents, except if the release is caused by another party and the release is of a Hazardous Material used, stored or generated by Tenant in connection with the operation of its business at the Premises, or (iii) any migration of Hazardous Material onto the Project not caused by Tenant or its Agents. Landlord represents and warrants to its actual knowledge as of the date of this Lease that there are no Hazardous Materials in the Building in violation of any applicable Hazardous Material Laws.

F. Hazardous Material. As used herein, the term “Hazardous Material,” means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government or under any Hazardous Material Law. The term “Hazardous Material,” includes, without limitation, petroleum products, asbestos, PCB’s, and any material or substance which is (i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response; Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). As used herein, the term “Hazardous Material Law” shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material.

G. Survival. The obligations of Landlord and Tenant under this Section 7.2 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this Section 7.2. In the event of any inconsistency between any other part of this Lease and this Section 7.2, the terms of this Section 7.2 shall control.

7.3 Utilities: Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, waste pick-up and any other utilities, materials or services furnished directly to or used by Tenant on or about the Premises during the Lease Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fee (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, and water service available to the Premises as of the Commencement Date), and (ii) penalties for discontinued or interrupted service.

7.4 Compliance with Governmental Regulations: Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing, limitation or other control. Tenant shall not be entitled to terminate this Lease nor to any abatement in rent by reason of such compliance.

ARTICLE 8 COMMON OPERATING EXPENSES

8.1 Tenant’s Obligation to Reimburse: As Additional Rent, Tenant shall pay Tenant’s Share (specified in Section G of the Summary) of all Common Operating Expenses from and after the Commencement Date, including, without limitation, during the periods when there is free Base Monthly Rent and reduced Base Monthly Rent. Tenant shall pay such share of the actual Common Operating Expenses incurred or paid by Landlord but not theretofore billed to Tenant within 10 days after receipt of a written bill therefor from Landlord, on such periodic basis as Landlord shall designate, but in no event more frequently than once a month. Alternatively, Landlord may from time to time require that Tenant pay Tenant’s Share of Common Operating Expenses in advance in estimated monthly installments, in accordance with the following: (i) Landlord shall deliver to Tenant Landlord’s reasonable estimate of the Common Operating expenses it anticipates will be paid or incurred for the Landlord’s fiscal year in question; (ii) during such Landlord’s fiscal year Tenant shall pay such share of the estimated Common Operating Expenses in advance in monthly installments as required by Landlord due with the installments of Base Monthly Rent; and (iii) within 120 days after the end of each Landlord’s fiscal year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord during the just ended Landlord’s fiscal year (the “Annual Reconciliation Statement”) and thereupon there shall be an adjustment between Landlord and Tenant, with payment to Landlord or credit by Landlord against the next installment of Base Monthly Rent, as the case may require, within 30 days after delivery by Landlord to Tenant of said statement, so that Landlord shall receive the entire amount of Tenant’s Share of all Common Operating Expenses for such Landlord’s fiscal year and no more. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then any operating expense adjustment payable to Tenant shall be paid by the Landlord within 30 days after the date of delivery of the statement. The failure of Landlord to delivery such annual reconciliation statement within said 120-day period under clause (iii) above shall not constitute a waiver or otherwise release a party from its obligation to make a payment or credit when such reconciliation is actually done.

If Tenant shall dispute the amount set forth in any Annual Reconciliation Statement, Tenant shall have the right, not later than twenty (20) days following receipt of such statement and upon the condition that Tenant shall first deposit with Landlord the full amount in dispute, to inspect the books and records of Landlord pertaining to Common Operating Expenses for such fiscal year covered by such Annual Reconciliation Statement, once in any calendar year by any employee of Tenant. Such inspection shall be done at the offices of Landlord or its property manager and shall be limited to the applicable books and records of Landlord pertaining solely to the Common Operating Expenses for the fiscal year covered in such Annual Reconciliation Statement. All expenses of the inspection shall be borne by Tenant and must be completed within thirty (30) days after commencement of the inspection. If Tenant’s inspection reveals a discrepancy in the Annual Reconciliation Statement, Tenant shall deliver a copy of the inspection report and supporting calculations to Landlord within thirty (30) days after completion of the inspection. If Tenant and Landlord are unable to resolve the discrepancy within thirty (30) days after Landlord’s receipt of the inspection report, either party may upon written notice to the other have the matter decided by an inspection by an independent certified public accountant approved by Tenant and Landlord (the “CPA”), which approval shall not be unreasonably withheld or delayed. The parties may not disapprove of a CPA on the basis that the CPA performs similar services for other parties on a contingency basis. However, in connection with the performance of services under this Section, the CPA shall be paid for its service on an hourly basis and not based on a percentage of any recovery or similar incentive method. The Annual Reconciliation Statement shall be appropriately adjusted on the basis of such inspection by the CPA. If such inspection by the CPA discloses a liability for a refund in excess of ten percent (10%) of Tenant’s Share of Common Operating Expenses previously reported, the cost of such inspection by the CPA shall be borne by Landlord; otherwise the cost of such audit shall be paid by Tenant. If Tenant shall not request an audit within twenty (20) days after receipt of any Annual Reconciliation Statement, such statement shall be final and binding for all purposes hereof. Tenant acknowledges and agrees that any information revealed in the above described audit may contain proprietary and sensitive information and that significant damage could result to Landlord if such information were disclosed to any party other than Tenant’s auditors. Tenant shall not in any manner disclose, provide or make available any information revealed by the audit to any person or entity without Landlord’s prior written consent, which consent may be withheld by Landlord in its sole and absolute discretion. The information disclosed by the audit will be used by Tenant solely for the purpose of evaluating Landlord’s books and records in connection with this Section 8.1.

8.2 Common Operating Expenses Defined: The term “Common Operating Expenses” shall mean the total amounts paid or payable, whether by Landlord or others on behalf of Landlord, in connection with the ownership, maintenance, repair, and operations of the Building, the Common Areas and the Project, including without limitation, the following:

A. All costs and expenses paid or incurred by Landlord which would be considered a current expense (and not a capital expenditure) pursuant to generally accepted accounting principles in doing the following (including payments to independent contractors providing services related to the performance of the following): (i) maintaining, cleaning, repairing and resurfacing the roof (including repair of leaks) and the exterior surfaces (including painting) of all buildings located on the Project; (ii) maintenance of the liability, fire, property damage, earthquake and other insurance covering the Project carried by Landlord pursuant to Section 9.2 (including the prepayment of premiums for coverage of up to one year); (iii) maintaining, repairing, operating and replacing when necessary HVAC equipment, utility facilities and other building service equipment; (iv) providing utilities to the Common Area (including lighting, trash removal and water for landscaping irrigation); (v) complying with all applicable Laws and Private Restrictions now or hereinafter in effect (but subject to the provisions of Section 5.4 of this Lease); (vi) operating, maintaining, repairing, cleaning, painting, re-striping and resurfacing the Common Area; (vii) replacement or installation of lighting fixtures, directional or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials, and all landscaping in the Common Area; (viii) providing security (provided, however, that Landlord shall not be obligated to provide security and if it does, Landlord may discontinue such service at any time and in any event Landlord shall not be responsible for any act or omission of any security personnel); and (ix) the amortized cost of capital improvements as provided in Section 5.4 hereof.

B. The following costs: (i) Real Property Taxes as defined in Section 8.3; (ii) the amount of any “deductible” paid by Landlord with respect to damage caused by any Insured Peril; (iii) the cost to repair damage caused by an Uninsured Peril up to a maximum amount in any 12 month period equal to 2% of the replacement cost of the Building or other improvements damaged to the extent such repairs would be considered a current expense (and not a capital expenditure) pursuant to generally accepted accounting principles, otherwise such cost of repair shall be amortized in accordance with Section 5.4 of this Lease; and (iv) that portion of all compensation (including benefits and premiums for workers’ compensation and other insurance) paid to or on behalf of employees of Landlord but only to the extent they are involved in the performance of the work described by Section 8.2A that is fairly allocable to the Project;

C. Fees for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), except that the total amount charged for management services and included in Tenant’s Share of Common Operating Expenses shall not exceed the lesser of (i) ten percent (10%) of the Common Operating Expenses, or (ii) two percent (2%) of the effective net Rent due under this Lease. Such effective net Rent shall be calculated by using the average Base Monthly Rent over the entire Term.

D. All additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Project which would be considered a current expense (and not a capital expenditure) pursuant to generally accepted accounting principles.

E. Common Operating Expenses shall not include any of the following:

(1) payments on any loans or ground leases affecting the Project;

(2) leasing commissions;

(3) wages, salaries, fees and fringe benefits paid to employees or officers of Landlord for providing services above the level of services provided by a general, building or property manager,

(4) overhead and profit paid to subsidiaries or affiliates to the Landlord for management services or materials to the extent that the costs of those items would not have been paid had the services and materials been provided by unaffiliated parties on a competitive basis for comparable services;

(5) rental and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature;

(6) repairs and other work occasioned by fire, windstorm or other casualty to the extent Landlord is reimbursed by insurance that was required to be carried under the Lease;

(7) any costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority;

(8) legal fees incurred in lease preparation;

(9) the cost of the initial Tenant Improvements;

(10) the cost of capital improvements other than as specified in Section 5.4 above;

(11) bad debt or rent loss;

(12) reserves for loss, interest, or penalties resulting from Landlord’s negligence;

(13) advertising and leasing costs;

(14) costs for which Landlord is reimbursed by insurance;

(15) costs to correct any construction defect or latent defects in the structural portion of the Premises, the Buildings or the Project, or to comply with Laws applicable to the Premises, the Buildings or the Project on the Effective Date, except that noncompliance with any Law in effect as of the Effective Date of this Lease which is permitted under applicable Law shall not be considered not in compliance of applicable Law.

(16) depreciation, amortization or other expense reserves other than for the applicable fiscal year;

(17) costs attributable to repairing items that are covered by warranties, provided that any charges for obtaining or maintaining such warranties or enforcing warranty or guarantee claims shall be included in Common Operating Expenses, and Landlord agrees to use its good faith discretion in determining whether to pursue such enforcement or collection efforts, but Landlord shall not be obligated to commence any suit or arbitration proceeding to enforce or collect any such warranty claims; and

(18) costs for additional insurance of the type or with deductibles not carried or maintained by other institutional owners of comparable real property in the area with the Project is located unless required by Landlord’s Lender; however, it is acknowledged that the insurance maintained by Landlord as of the date of this Lease including, without limitation, any earthquake insurance, does not fall within the foregoing exclusion from Common Operating Expense.

8.3 Real Property Taxes Defined: The term “Real Property Taxes” shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforeseen (including all installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments resulting from a change in ownership, new construction, or any other cause, but subject to reduction for successful appeals or contests of such Real Property Taxes, now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct or indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of all or any portion of the Project (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord’s interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Project, the gross receipts, income, or rentals from the Project, or the use of parking areas, public utilities, or energy within the Project, or Landlord’s business of leasing the Project. If at any time during the Lease Term the method of taxation or assessment of the Project prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of a change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Project or Landlord’s interest therein, or (ii) on or measured by the gross receipts, income or rentals from the Project, on Landlord’s business of leasing the Project, or computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term Real Property Taxes for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the term Real Property Taxes. Notwithstanding the foregoing, the term Real Property Taxes shall not include estate, inheritance, transfer, gift or franchise taxes of Landlord or the federal or state net income tax imposed on Landlord’s income from all sources. Tenant specifically reserves the right, but not the obligation, to contest by appropriate legal proceedings the amount or validity of any taxes.

ARTICLE 9 INSURANCE

9.1 Tenant’s Insurance: Tenant shall maintain insurance complying with all of the following:

A. Types. Tenant shall procure, pay for and keep in full force and effect the following:

(1) Commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant’s Liability Insurance Minimum specified in Section P of the Summary, which insurance shall contain a “contractual liability” endorsement insuring Tenant’s performance of Tenant’s obligation to indemnify Landlord contained in Section 10.3;

(2) Fire and property damage insurance in so-called “all risk” or “special causes of loss” form insuring Tenant’s Trade Fixtures and Tenant’s Alterations for the full actual replacement cost thereof;

(3) Business interruption insurance with limits of liability representing at least approximately six months of income, business auto liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident, insurance protecting against liability under workers’ compensation laws with limits at least as required by statute, insurance for all plate glass in the Premises, and such other insurance that is either (i) required by any Lender, or (ii) reasonably required by Landlord and customarily carried by tenants of similar property in similar businesses. Notwithstanding the foregoing, the original Tenant under this Lease, but not any transferee under a Transfer, may elect to self insure for insurance for plate glass, but no such self-insurance shall diminish the rights and privileges to which Landlord would otherwise have been entitled under the terms of the Lease had there been a third party insurer, including, without limitation, the waiver of subrogation.

B. Requirements. Where applicable and required by Landlord, each policy of insurance required to be carried by Tenant pursuant to this Section 9.1: (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insured; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord; (iii) shall be in a form reasonably satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord; (v) shall provide that such policy shall not be subject to cancellation, lapse or change except after at least 30 days prior written notice to Landlord so long as such provision of 30 days notice is reasonably obtainable, but in any event not less than 10 days prior written notice; (vi) shall not have a “deductible” in excess of such amount as is reasonably approved by Landlord; (vii) shall contain a cross liability endorsement; and (viii) shall contain a “severability” clause. If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this Section 9.1.

C. Evidence. A copy of each paid-up policy evidencing the insurance required to be carried by Tenant pursuant to this Section 9.1 (appropriately authenticated by the insurer) or a certificate of liability insurance on ACORD Form 25 and a certificate of property insurance on ACORD Form 27 certifying that such policy has been issued, providing the coverage required by this Section 9.1, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of its Agents enters the Premises and upon renewal of such policies, but not less than 30 days prior to the expiration of the term of such coverage. Landlord may, at any time, and from time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant pursuant to this Section 9.1. If any Lender or insurance advisor reasonably determines at any time that the amount of coverage required for any policy of insurance Tenant is to obtain pursuant to this Section 9.1 is not adequate, then Tenant shall increase such coverage for such insurance to such amount as such Lender or insurance advisor reasonably deems adequate, not to exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated.

9.2 Landlord’s Insurance: Landlord shall have the following obligations and options regarding insurance:

A. Property Damage. Landlord shall maintain a policy or policies of fire and property damage insurance in so-called “all risk” form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than 12 months and from physical damage to the Project with coverage of not less than the full replacement cost thereof. Landlord may so insure the Project separately, or may insure the Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies. Landlord shall have the right, but not the obligation, in its sole and absolute discretion, to obtain insurance for such additional perils as Landlord deems appropriate, including, without limitation, coverage for damage by earthquake and/or flood. All such coverage shall contain “deductibles” which Landlord deems appropriate, which in the case of earthquake and flood insurance, may be up to 10% of the replacement value of the property insured or such higher amount as is then commercially reasonable. Landlord shall not be required to cause such insurance to cover any Trade Fixtures or Tenant’s Alterations of Tenant.

B. Other. Landlord shall maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Project, with combined single limit coverage in such amount as Landlord from time to time determines is reasonably necessary for its protection.

C. Tenant’s Obligation to Reimburse: If Landlord’s insurance rates for the Building are increased at any time during the Lease Term as a result of the nature of Tenant’s use of the Premises, Tenant shall reimburse Landlord for the full amount of such increase immediately upon receipt of a bill from Landlord therefor.

9.3 Release and Waiver of Subrogation: The parties hereto release each other, and their respective agents and employees, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage; subject to the following limitations: (i) the foregoing provision shall not apply to the commercial general liability insurance described by subparagraphs Section 9.1A and Section 9.2B; (ii) such release shall apply to liability resulting from any risk insured against or covered by self-insurance maintained or provided by Tenant to satisfy the requirements of Section 9.1 to the extent permitted by this Lease; and (iii) Tenant shall not be released from any such liability to the extent any damages resulting from such injury or damage are not covered by the recovery obtained by Landlord from such insurance, but only if the insurance in question permits such partial release in connection with obtaining a waiver of subrogation from the insurer. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall use reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents and employees in connection with any injury or damage covered by such policy. However, if any insurance policy cannot be obtained with such a waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is to be obtained does not pay such additional cost, then the party obtaining such insurance shall notify the other party of that fact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the particular insurance involved.

ARTICLE 10 LIMITATION ON LANDLORD’S LIABILITY AND INDEMNITY

10.1 Limitation on Landlord’s Liability: Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent (except as expressly provided otherwise herein), for any injury to Tenant or Tenant’s Agents, damage to the property of Tenant or Tenant’s Agents, or loss to Tenant’s business resulting from any cause, including without limitation any: (i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; (iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility serving the Project; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person; or (v) penetration of water into or onto any portion of the Premises or the Building through roof leaks or otherwise. Notwithstanding the foregoing but subject to Section 9.3, Landlord shall be liable for any such injury, damage or loss which is proximately caused by Landlord’s willful misconduct or gross negligence of which Landlord has actual notice and a reasonable opportunity to cure but which it fails to so cure. Notwithstanding anything contrary contained in this Lease, if, as a result of the negligence or willful misconduct of Landlord, the Premises should become unsuitable for Tenant’s use as a consequence of the cessation of utilities or other services and the interference with Tenant’s intended use of the Premises continues for a period of seven (7) days or more, Tenant shall be entitled to an equitable abatement of Rent and Additional Rent from the date of the first occurrence through the time in which the Premises are suitable for Tenant’s intended use. If such interruption continues for a period of thirty (30) consecutive days or more, and Landlord has not commenced the work to restore such utilities or services within such 30-day period and thereafter diligently proceed to complete such work, then Tenant shall be entitled to perform such work to restore such interrupted utilities or services and bill Landlord for the reasonable cost thereof. Landlord shall pay for the reasonable cost of such work within thirty (30) days after completion of the work and receipt of written demand for payment from Tenant, together with reasonable supporting documentation for such costs

10.2 Limitation on Tenant’s Recourse: If Landlord is a corporation, limited liability company, trust, partnership, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint venturers, members, owners, stockholders, or other principals or representatives of such business entity; and (ii) Tenant shall not have recourse to the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders, principals or representatives except to the extent of their interest in the Project. Tenant shall have recourse only to the interest of Landlord in the Project for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

10.3 Indemnification of Landlord: Tenant shall hold harmless, indemnify and defend Landlord, and its employees, agents and contractors, with competent counsel reasonably satisfactory to Landlord (and Landlord agrees to accept counsel that any insurer requires be used), from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage which exceed insurance policy limits maintained by Tenant and Landlord (or required to be maintained under the terms of this Lease) or which are not covered (including, without limitation, the amount of applicable deductibles and exclusions from coverage) by insurance that the Tenant and Landlord are required to obtain under this Lease (or would have been covered had the parties carried the insurance required under this Lease) resulting from (i) any cause or causes whatsoever (other than the willful misconduct or negligence of Landlord of which Landlord has had notice and a reasonable time to cure, but which Landlord has failed to cure) occurring in or resulting from an occurrence in the Premises during the Lease Term, (ii) the negligence or willful misconduct of Tenant or its agents, employees and contractors, wherever the same may occur, or (iii) an Event of Tenant’s Default).

Landlord shall hold harmless, indemnify and defend Tenant from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage which exceed insurance policy limits maintained by Tenant and Landlord (or required to be maintained under the terms of this Lease) or which are not covered (including, without limitation, the amount of applicable deductibles and exclusions from coverage) by insurance that the Tenant and Landlord are required to obtain under this Lease (or would have been covered had the parties carried the insurance required under this Lease) resulting from the negligence or willful misconduct of Landlord or its Agents in connection with the repair and maintenance by Landlord of the Common Areas outside of the Building.

The provisions of this Section 10.3 shall survive the expiration or sooner termination of this Lease. Nothing in this Section 10.3 shall impair, alter, limit or otherwise affect any insurance carried by Tenant where Landlord is named (or required to be named under this Lease) as an additional insured or alter the requirement that Tenant’s insurance provide primary coverage.

ARTICLE 11 DAMAGE TO PREMISES

11.1 Landlord’s Duty to Restore: If the Premises are damaged by any peril after the Effective Date, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to Section 11.2 or by Tenant pursuant to Section 11.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to Section 9.2 shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either Section 11.2 or Section 11.3, then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord’s property or would become Landlord’s property on termination of this Lease shall be paid to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord’s obligation to restore shall be limited to the Premises, interior improvements constructed by Landlord as they existed as of the

Commencement Date and the initial Tenant Improvements, excluding any Tenant’s Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant in the Premises, but only to the extent such initial Tenant Improvements are permanently affixed and attached to the Premises and owned by Landlord under the terms of this Lease. Tenant shall forthwith replace or fully repair all Tenant’s Alterations and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction, and all insurance proceeds received by Tenant from the insurance carried by it pursuant to Section 9.1A(2) shall be used for such purpose.

11.2 Landlord’s Right to Terminate: Landlord shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Tenant of a written notice of election to terminate within 30 days after the date of such damage:

A. Damage From Insured Peril. Either the Project or the Building is damaged by an Insured Peril to such an extent that the estimated cost to restore exceeds 50% of the then actual replacement cost thereof or the estimated time to restore is more than 270 days;

B. Damage From Uninsured Peril. Either the Project or the Building is damaged by an Uninsured Peril to such an extent that the estimated cost to restore exceeds 5% of the then actual replacement cost thereof; provided, however, that Landlord may not terminate this Lease pursuant to this Section 11.2B if Tenant agrees in writing to pay the amount by which the cost to restore the damage exceeds such amount and subsequently deposit such amount with Landlord within 30 days after Landlord has notified Tenant of its election to terminate this Lease;

C. Damage Near End of Term. The Premises are damaged by any peril within 12 months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six times the Base Monthly Rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this Section 11.2C if Tenant, at the time of such damage, has a then valid express written option to extend the Lease Term and Tenant has exercised such option to extend the Lease Term prior to the date of such damage or exercises such option to extend the Lease Term within 15 days following the date of such damage; or

D. Restrictions on Restoration. Either the Project or the Building is damaged by any peril and, because of the Laws then in force, (i) cannot be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) cannot be used for the same use being made thereof before such damage if restored as required by this Article.

E. Defined Terms. As used herein, the following terms shall have the following meanings: (i) the term “Insured Peril” shall mean a peril actually insured against for which the insurance proceeds actually received by Landlord are sufficient (except for any “deductible” amount specified by such insurance) to restore the Project under then existing building codes to the condition existing immediately prior to the damage; and (ii) the term “Uninsured Peril” shall mean any peril which is not an Insured Peril. Notwithstanding the foregoing, if the “deductible” for earthquake or flood insurance exceeds 2% of the replacement cost of the improvements insured, such peril shall be deemed an “Uninsured Peril”.

11.3 Tenant’s Right to Terminate: If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to Section 11.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord’s architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Landlord of a written notice of election to terminate within ten (10) business days after Tenant receives from Landlord the estimate of the time needed to complete such restoration and such estimate exceeds the applicable time provided below:

A. Major Damage. The Premises are damaged by any peril and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises to substantially the same condition that existed prior to such damage cannot be substantially completed within 270 days after the date of such damage or Landlord does not actually complete the restoration of the Premises within 270 days after such damage; or

B. Damage Near End of Term. The Premises are damaged by any peril within 12 months of the last day of the Lease Term and, in the reasonable opinion of Landlord’s architect or construction consultant, the restoration of the Premises to substantially the same condition that existed prior to such damage cannot be substantially completed within 90 days after the date of such damage and such damage renders unusable more than 25% of the Premises.

In addition, if Landlord provides notice that the restoration can be completed within said 270 or 90 day period provided in paragraph A or B above and Landlord fails to substantially complete the restoration work within the applicable time period, as the same shall be extended for any delay caused by Tenant or any of its Agents and any force majeure delay (as described in Section 15.14 hereof), then Tenant may terminate this Lease by providing written notice of such election to terminate within 10 days after the earlier of (i) the end of said 270 or 90 day time period, as the case may be, as such time period shall be extended for any delay caused by Tenant or any of Tenant’s Agents and any force majeure delay, or (ii) after receipt of written notice from Landlord of the delay. Landlord agrees to provide written notice of any delay caused by Tenant or its Agents or by any force majeure delay within a reasonable period of time not to exceed thirty (30) days after Landlord knows of an event constituting and causing such a delay. For purposes of this paragraph only, the maximum number of days for force majeure delays is sixty (60) days in the aggregate.

11.4 Abatement of Rent: In the event of damage to the Premises which does not result in the termination of this Lease, the Base Monthly Rent and the Additional Rent shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant’s use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant’s business or property or for any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

ARTICLE 12 CONDEMNATION

12.1 Landlord’s Termination Right: Landlord shall have the right to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (i) all or any part of the Premises is so taken, (ii) more than 10% of the Building leasable area is so taken, or (iii) more than 50% of the Common Area is so taken. Any such right to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

12.2 Tenant’s Termination Right: Tenant shall have the right to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) 10% or more of the Premises is so taken and that part of the Premises that remains cannot be restored within a reasonable period of time and thereby made reasonably suitable for the continued operation of the Tenant’s business, or (ii) there is a taking affecting the Common Area and, as a result of such taking, Landlord cannot provide parking spaces within reasonable walking distance of the Premises equal in number to at least 80% of the number of spaces allocated to Tenant by Section 2.1, whether by rearrangement of the remaining parking areas in the Common Area (including construction of multi-deck parking structures or re-striping for compact cars where permitted by Law) or by alternative parking facilities on other land. Tenant must exercise such right within a reasonable period of time, to be effective on the date that possession of that portion of the Premises or Common Area that is condemned is taken by the condemnor.

12.3 Restoration and Abatement of Rent: If any part of the Premises or the Common Area is taken by condemnation and this Lease is not terminated, then Landlord shall restore the remaining portion of the Premises and Common Area, interior improvements constructed by Landlord as they existed as of the Commencement Date and the initial Tenant Improvements (to the extent such initial Tenant Improvements are affixed or attached to the Premises and owned by Landlord under the terms of this Lease), excluding any Tenant’s Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant. Thereafter, except in the case of a temporary taking, as of the date possession is taken the Base Monthly Rent shall be reduced in the same proportion that the floor area of that part of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises.

12.4 Temporary Taking: If any portion of the Premises is temporarily taken by condemnation for one year or less, this Lease shall remain in effect. If any portion of the Premises is temporarily taken by condemnation for a period which exceeds one year or which extends beyond the natural expiration of the Lease Term, and such taking materially and adversely affects Tenant’s ability to use the Premises for the Permitted Use, then Tenant shall have the right to terminate this Lease, effective on the date possession is taken by the condemnor.

12.5 Division of Condemnation Award: Any award made as a result of any condemnation of the Premises or the Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to Tenant for the following so long as the award made to Landlord is not thereby reduced: (i) for the taking of personal property or Trade Fixtures belonging to Tenant, (ii) for the interruption of Tenant’s business or its moving costs, (iii) for loss of Tenant’s goodwill; or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of California Code of Civil Procedure Section 1265.130 and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

ARTICLE 13 DEFAULT AND REMEDIES

13.1 Events of Tenant’s Default: Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an “Event of Tenant’s Default”):

A. Payment. Tenant shall have failed to pay Base Monthly Rent or Additional Rent when due, and such failure is not cured within 3 days after delivery of written notice from Landlord specifying such failure to pay; or

B. General Covenant. Tenant shall have failed to perform any term, covenant, or condition of this Lease other than those referred to in any other subsection of this Section 13.1, and Tenant shall have failed to cure such breach within 30 days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said 30 day period, or if such breach could not be reasonably cured within said 30 day period, Tenant shall have failed to commence such cure within said 10 day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed but not to exceed 90 days from the date of Landlord’s notice; or

C. Transfer. Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Article 14; or

D. Abandonment. Tenant shall have abandoned the Premises; or

E. Insolvency. The occurrence of the following: (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors; (ii) Tenant becomes a “debtor” as defined in 11 USC §101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this Section 13.1E is contrary to any applicable Law, such provision shall be of no force or effect; or

F. Required Documents. Tenant shall have failed to deliver documents required of it pursuant to Sections 15.4 or 15.6 within the time periods specified therein.

Any written notice of default sent by Landlord to Tenant shall be in lieu of, and not in addition to, any termination notice required under applicable statutory or regulatory provisions (and no further notice shall be required should Landlord elect to terminate this Lease as set forth below).

13.2 Landlord’s Remedies: If an Event of Tenant’s Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

A. Continue. Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant’s obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease. Notwithstanding anything contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety of persons or damage to property, an unsightly condition visible from the exterior of the Building, or a threat to insurance coverage, then if Tenant does not cure such breach within 3 days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it becomes due under the Lease as provided in California Civil Code Section 1951.4.

B. Enter and Relet. Landlord may enter the Premises and release them to third parties for Tenant’s account for any period, whether shorter or longer than the remaining Lease Term. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in releasing the Premises, including brokers’ commissions, expenses of altering and preparing the Premises required by the releasing. Tenant shall pay to Landlord the rent and other sums due under this Lease on the date the rent is due, less the rent and other sums Landlord received from any releasing. No act by Landlord allowed by this subparagraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. Notwithstanding any releasing without termination, Landlord may later elect to terminate this Lease because of the default by Tenant.

C. Terminate. Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this Section 13.2C shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease, constitute a termination of this Lease: (i) appointment of a receiver or keeper in order to protect Landlord’s interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or Landlord’s Agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof to the extent such actions do not affect a termination of Tenant’s right to possession of the Premises.

D. No Deemed Termination. In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by Section 13.C, shall constitute a termination of Tenant’s right to possession unless Landlord gives Tenant written notice of termination.

E. Damages. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord’s election, to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date. For purposes of computing damages pursuant to California Civil Code Section 1951.2, (i) an interest rate equal to the Agreed Interest Rate shall be used where permitted, and (ii) the term “rent” includes Base Monthly Rent and Additional Rent. Such damages shall include:

(1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

(2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvements (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) broker’s fees, advertising costs and other expenses of reletting the Premises; (iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (v) expenses in retaking possession of the Premises; and (vi) attorneys’ fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant’s default.

F. Non Exclusive Remedies. Nothing in this Section 13.2 shall limit Landlord’s right to indemnification from Tenant as provided in Section 7.2 and Section 10.3. Any notice given by Landlord in order to satisfy the requirements of Section 13.1A or Section 13.1B above shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings.

13.3 Waiver: One party’s consent to or approval of any act by the other party requiring the first party’s consent or approval shall not be deemed to waive or render unnecessary the first party’s consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

13.4 Limitation On Exercise of Rights: At any time that an Event of Tenant’s Default has occurred and remains uncured, (i) it shall not be unreasonable for Landlord to deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give, and (ii) Tenant may not exercise any option to extend, right to terminate this Lease, or other right granted to it by this Lease which would otherwise be available to it.

13.5 Waiver by Tenant of Certain Remedies: Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant’s right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.

ARTICLE 14 ASSIGNMENT AND SUBLETTING

14.1 Transfer By Tenant: The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this Section 14.1 as “Tenant”):

A. Transfer. Tenant shall not do any of the following (collectively referred to herein as a “Transfer”), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (iv) materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Tenant shall reimburse Landlord for all reasonable costs and attorneys’ fees incurred by Landlord in connection with the evaluation, processing, and/or documentation of any requested Transfer, whether or not Landlord’s consent is granted in an amount not to exceed $1,500.00. Landlord’s reasonable costs shall include the cost of any review or investigation performed by Landlord or consultant acting on Landlord’s behalf of (i) Hazardous Materials used, stored, released, or disposed of by the potential Subtenant or Assignee, and/or (ii) violations of Hazardous Materials Law by the Tenant or the proposed Subtenant or Assignee. Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in a form reasonably approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant’s notice given to Landlord pursuant to Section 14.1B, and (iii) in the case of an assignment of the Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. Any attempted Transfer without Landlord’s consent shall constitute an Event of Tenant’s Default and shall be voidable at Landlord’s option. Landlord’s consent to any one Transfer shall not constitute a waiver of the provisions of this Section 14.1 as to any subsequent Transfer or a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

B. Procedure. At least 30 days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord’s approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the transferee, financial statements of the transferee covering the preceding three years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee’s business to be carried on in the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and (vi) an accurately filled out response to Landlord’s standard hazardous materials questionnaire. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within seven days after Landlord’s receipt of such notice from Tenant. Landlord shall respond in writing to Tenant’s request for Landlord’s consent to a Transfer within the later of (i) 30 days of receipt of such request together with the required accompanying documentation, or (ii) 15 days after Landlord’s receipt of all information which Landlord reasonably requests within seven days after it receives Tenant’s first notice regarding the Transfer in question. If Landlord fails to respond in writing within said period, then Tenant shall provide a second written notice to Landlord requesting such consent and if Landlord fails to respond within 7 days after receipt of such second notice, then Landlord will be deemed to have consented to such Transfer. Tenant shall immediately notify Landlord of any modification to the proposed terms of such Transfer, which shall also be subject Landlord’s consent in accordance with the same process for obtaining Landlord’s initial consent to such Transfer.

C. Recapture. In the event that Tenant seeks to make any Transfer of the entire Premises for the entire remaining term of the Lease, Landlord shall have the right to terminate this Lease either (i) on the condition that the proposed transferee immediately enter into a direct lease of the Premises with Landlord on the same terms and conditions contained in Tenant’s notice, or (ii) so that Landlord is thereafter free to lease the Premises to whomever it pleases on whatever terms are acceptable to Landlord. In the event Landlord elects to so terminate this Lease, then (i) if such termination is conditioned upon the execution of a lease between Landlord and the proposed transferee, Tenant’s obligations under this Lease shall not be terminated until such transferee executes a new lease with Landlord, enters into possession and commences the payment of rent, and (ii) if Landlord elects simply to terminate this Lease, the Lease shall so terminate in its entirety fifteen (15) days after Landlord has notified Tenant in writing of such election. Upon such termination, Tenant shall be released from any further obligation under this Lease if it is terminated in its entirety, or shall be released from any further obligation under the Lease with respect to the space proposed to be sublet in the case of a proposed partial sublease. In the case of a partial termination of the Lease, the Base Monthly Rent and Tenant’s Share shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Premises which remains subject to the Lease bears to the original area of the Premises. Landlord and Tenant shall execute a cancellation and release with respect to the Lease to effect such termination.

D. Other Requirements. If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

(1) Tenant shall not be released of its liability for the performance of all of its obligations under the Lease.

(2) If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord 50% of all Bonus Rent (as defined in Section 14.1D(5)) received by Tenant, less Permitted Transfer Costs (hereinafter defined). In the case of assignment, the amount of Bonus Rent owed to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Bonus Rent is paid to Tenant by the assignee.

(3) If Tenant sublets or licenses any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord 50% of the positive difference, if any, between (i) all Bonus Rent paid by the subtenant to Tenant, less (ii) the sum of all Base Monthly Rent and Additional Rent allocable to the space sublet and Permitted Transfer Costs; provided, however, that Landlord shall not be entitled to any Bonus Rent due Tenant during the first eighteen (18) months after the Commencement Date under any such sublease. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Bonus Rent is paid to Tenant by its subtenant.

(4) Tenant’s obligations under this Section 14.1D shall survive any Transfer, and Tenant’s failure to perform its obligations hereunder shall be an Event of Tenant’s Default. At the time Tenant makes any payment to Landlord required by this Section 14.1D, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reasonable intervals to inspect Tenant’s books and records relating to the payments due hereunder. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all Bonus Rent and other amounts that are to be paid to Tenant in connection with such Transfer.

(5) As used in this Section 14.1D, the term “Bonus Rent” shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are related to Tenant’s interest in this Lease or in the Premises, including payments from or on behalf of the transferee (in excess of the book value thereof) for Tenant’s assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, and general intangibles. The term “Permitted Transfer Costs” shall mean (i) all reasonable and customary leasing commissions paid to third parties not affiliated with Tenant in order to obtain the Transfer in question, (ii) all reasonable attorneys’ fees incurred by Tenant with respect to the Transfer in question, and (iii) the costs for leasehold improvements permanently affixed to the Premises in connection with such Transfer, which costs shall be amortized over the term of Transfer in question.

E. Deemed Transfers. Except for a Permitted Transfer, the term “Transfer” shall include any of the following, whether voluntary or involuntary and whether effected by death, operation of law or otherwise:

(1) If Tenant is a partnership, limited liability company or other entity other than a corporation described in Section 14.1E(b) below:

(a) A change in ownership effected voluntarily, involuntarily, or by operation of law within a twelve-month (12-month) period, of twenty-five percent (25%) or more of the partners or members or twenty-five percent (25%) or more of the partnership or membership interests; or

(b) The sale, mortgage, hypothecation, pledge or other encumbrance within a twelve-month (12-month) period of more than an aggregate of twenty-five percent (25%) of the value of Tenant’s assets; or

(c) The dissolution of the partnership, limited liability company or other entity without its immediate reconstitution.

(2) If Tenant is a closely held corporation (i.e., one whose stock is not publicly held and not traded through an exchange or over the counter):

(a) The sale or other transfer within a twelve-month (12-month) period of more than an aggregate of twenty-five percent (25%) of the voting shares of Tenant;

(b) The sale, mortgage, hypothecation, pledge or other encumbrance within a twelve-month (12-month) period of more than an aggregate of twenty-five percent (25%) of the value of Tenant’s assets; or

(c) The dissolution, merger, consolidation, or other reorganization of Tenant.

F. Permitted Transfers. Notwithstanding anything contained in Section 14.1, so long as Tenant otherwise complies with the provisions of Section 14.1 Tenant may sublease all or part of the Premises or assign its interest in this Lease to any entity which (i) controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%, (ii) results from a transfer of all or substantially all of Tenant’s assets or stocks and purchaser has a tangible net worth equal to or greater than the tangible net worth of Tenant immediately prior to such Transfer, or (iii) results from a merger or consolidation of Tenant with another entity and such successor has a tangible net worth equal to or greater than the tangible net worth of Tenant immediately prior to such Transfer (a “Permitted Transfer”), without Landlord’s prior written consent, and Landlord shall not be entitled to terminate the Lease pursuant to Section 14.1C or to receive any part of any Bonus Rent resulting therefrom that would otherwise be due it pursuant to Section 14.1D.

G. Reasonable Standards. The consent of Landlord to a Transfer may not be unreasonably withheld, provided that it is agreed to be reasonable for Landlord to consider any of the following reasons, which list is not exclusive, in electing to deny consent:

(1) The financial strength, credit, character and business or professional standing of the proposed transferee at the time of the proposed Transfer is not at least equal to that of Tenant at the time of execution of this Lease;

(2) A proposed transferee whose occupation of the Premises would cause a diminution in the value of the Building or Project;

(3) A proposed transferee whose impact or affect on the common facilities or the utility, efficiency or effectiveness of any utility or telecommunication system serving the Building or the Project would be adverse, disadvantageous or require improvements or changes in any utility or telecommunication capacity currently serving the Building or the Project;

(4) A proposed transferee whose occupancy will require a variation in the terms of this Lease (including, without limitation, a variation in the use clause) or which otherwise adversely affects any interest of Landlord;

(5) The existence of any uncured default by Tenant under any provision of this Lease;

(6) A proposed transferee who is or is likely to be, or whose business is or is likely to be, subject to compliance with additional Laws or other governmental requirements which will required additional improvements to the Building or Project;

(7) the proposed Transferee is a governmental agency or unit, a non-profit or charitable entity or organization or an existing tenant in the Project;

(8) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or the Project, or increasing the expenses associated with operating, maintaining and repairing the Building or the Project;

(9) the proposed Transferee will use, store or handle Hazardous Materials (defined above) in or about the Premises of a type, nature or quantity not then acceptable to Landlord

H. Reasonable Restriction. The restrictions on Transfer described in this Lease are acknowledged by Tenant to be reasonable for all purposes, including, without limitation, the provisions of California Civil Code (the “Code”) Section 1951.4(b)(2). Tenant expressly waives any rights which it might otherwise be deemed to possess pursuant to applicable law, including, without limitation, Section 1997.040 of the Code, to limit any remedy of Landlord pursuant to Section 1951.2 or 1951.4 of the Code by means of proof that enforcement of a restriction on use of the Premises would be unreasonable.

I. Restrictions on Marketing the Space. Tenant may not enter into any listing agreement for marketing the Leased Premises or any portion thereof other than through the exclusive leasing agent designated by Landlord for the Project. Tenant may not promote or advertise the availability of the Leased Premises or any part thereof unless Landlord has approved Tenant’s advertising or promotional materials in writing.

14.2 Transfer By Landlord: Landlord and its successors in interest shall have the right to transfer their interest in this Lease and the Project at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferor) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer. After the date of any such transfer, the term “Landlord” as used herein shall mean the transferee of such interest in the Premises.

ARTICLE 15 GENERAL PROVISIONS

15.1 Landlord’s Right to Enter: Landlord and its agents may enter the Premises at any reasonable time after giving at least 24 hours’ prior notice to Tenant (and immediately in the case of emergency) for the purpose of: (i) inspecting the same; (ii) posting notices of non-responsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, mortgagees or tenants; (v) making necessary alterations, additions or repairs; (vi) performing Tenant’s obligations when Tenant has failed to do so after written notice from Landlord; (vii) placing upon the Premises ordinary “for lease” signs or “for sale” signs; and (viii) responding to an emergency. Landlord shall have the right to use any and all means Landlord may deem necessary and proper to enter the Premises in an emergency. Any entry into the Premises obtained by Landlord in accordance with this Section 15.1 shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises.

15.2 Surrender of the Premises: Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in the same condition as existed at the Commencement Date, except for (i) reasonable wear and tear, (ii) damage caused by any peril or condemnation, and (iii) contamination by Hazardous Materials for which Tenant is not responsible pursuant to Section 7.2A or Section 7.2B. In this regard, normal wear and tear shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of the best standards for maintenance, repair and janitorial practices, and does not include items of neglected or deferred maintenance. In any event, Tenant shall cause the following to be done prior to the expiration or the sooner termination of this Lease: (i) all interior walls shall be painted or cleaned so that they appear freshly painted; (ii) all tiled floors shall be cleaned and waxed; (iii) all carpets shall be cleaned and shampooed; (iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced; (v) all interior and exterior windows shall be washed; (vi) the HVAC system shall be serviced by a reputable and licensed service firm and left in good operating condition and repair as so certified by such firm; and (vii) the plumbing and electrical systems and lighting shall be placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses). If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, (i) remove any Tenant’s Alterations which Tenant is required to remove pursuant to Section 5.2 and repair all damage caused by such removal, and (ii) return the Premises or any part thereof to its original configuration existing as of the time the Premises were delivered to Tenant. If the Premises are not so surrendered at the termination of this Lease, Tenant shall continue to be responsible for the payment of Rent until the Premises are so surrendered in accordance with said provisions and Tenant shall be liable to Landlord for all costs incurred by Landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Notwithstanding the forgoing, Tenant shall not be obligated to remove the initial Tenant Improvements. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants and losses and damages suffered by Landlord due to lost opportunities to lease any portion of the Premises to any such succeeding tenant or prospective tenant, together with, in each case, actual attorneys’ fees and costs.

15.3 Holding Over: This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after such expiration with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to 150% of the Base Monthly Rent payable during the last full calendar month of the Lease Term.

15.4 Subordination: The following provisions shall govern the relationship of this Lease to any Security Instrument:

A. Existing Security Instruments. The Lease is subject and subordinate to all Security Instruments existing as of the Effective Date. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

Landlord has informed Tenant that the Project may be encumbered by a Security Instrument. Landlord shall request the beneficiary (or its servicer) of the existing Security Instrument that encumbers the Project as of the date hereof to issue a subordination, non-disturbance and attornment agreement (“SNDA”) in a form reasonably satisfactory to Tenant and such beneficiary pursuant to which such beneficiary agrees in the event of default under such Security Instrument or sale under such Security Instrument, this Lease shall continue in full force and effect as long as Tenant is not in default; and this Lease shall automatically become a lease directly between any successor to Landlord’s interest, as landlord, and Tenant, from and after the date such successor acquires fee title to the Project. Landlord’s agrees to request and use its reasonable efforts to obtain such SNDA. Obtaining the SNDA is not a condition precedent or subsequent to the Lease. The failure of such lender to issue the SNDA shall not relieve Tenant of any of its obligations under the Lease. Landlord will pay for the basic administrative fee and costs for such Lender’s attorney to prepare the SNDA and to negotiate any changes in the Lender’s form of SNDA to accommodate Tenant’s reasonable requests.

B. New Security Instruments. This Lease is subject and subordinate to any Security Instrument created after the Effective Date. Notwithstanding such subordination, Tenant’s right to quiet possession of the Premises shall not be disturbed and this Lease shall continue in full force and effect so long as Tenant is not in default (after applicable notice and cure periods) and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms. However, if any Lender so requires, this Lease shall become prior and superior to any such Security Instrument.

C. Documents. Tenant shall upon request execute any document or instrument required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of any security deposit unless the Lender receives it from Landlord, and (ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Project in connection with the enforcement of its Security Instrument, so long as such document or instrument provides that Tenant’s right to quiet possession of the Premises shall not be disturbed and this Lease shall continue in full force and effect so long as Tenant is not in default (after applicable notice and cure periods) and performs all of its obligations under this Lease. Tenant’s failure to execute any such document or instrument within 10 days after written demand therefor shall constitute an Event of Tenant’s Default.

15.5 Mortgagee Protection and Attornment: In the event of any default on the part of the Landlord, Tenant will use reasonable efforts to give notice by registered mail to any Lender whose name has been provided to Tenant and shall offer such Lender a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure. Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

15.6 Estoppel Certificates and Financial Statements: At all times during the Lease Term, each party agrees, following any request by the other party, promptly to execute and deliver to the requesting party within 15 days following delivery of such request an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party’s knowledge, any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party. A failure to deliver an estoppel certificate within 15 days after delivery of a request therefor shall be a conclusive admission that, as of the date of the request for such statement: (i) this Lease is unmodified except as may be represented by the requesting party in said request and is in full force and effect, (ii) there are no uncured defaults in the requesting party’s performance, and (iii) no rent has been paid more than 30 days in advance. At any time during the Lease Term Tenant shall, upon 15 days’ prior written notice from Landlord, provide Tenant’s most recent financial statement and financial statements covering the 24 month period prior to the date of such most recent financial statement to any existing Lender or to any potential Lender or buyer of the Premises. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

15.7 Consent: Whenever Landlord’s approval or consent is required by this Lease, such approval or consent may be exercised in Landlord’s sole and absolute discretion, unless a different standard has been expressly provided in this Lease for the particular matter requiring Landlord’s consent or approval.

15.8 Notices: Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by facsimile, by courier service, or by mail. A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its Address for Notices specified in Section Q or Section R of the Summary (as applicable), (ii) when delivered if given by personal delivery, and (iii) in all other cases when actually received at the party’s Address for Notices. Either party may change its address by giving notice of the same in accordance with this Section 15.8, provided, however, that any address to which notices may be sent must be a California address.

15.9 Attorneys’ Fees: In the event either Landlord or Tenant shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys’ fees, court costs, and experts’ fees as may be fixed by the court.

15.10 Corporate Authority: If Tenant is a corporation (or partnership), each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership) and that this Lease is binding upon such corporation (or partnership) in accordance with its terms. Each of the persons executing this Lease on behalf of a corporation does hereby covenant and warrant that the party for whom it is executing this Lease is a duly authorized and existing corporation, that it is qualified to do business in California, and that the corporation has full right and authority to enter into this Lease.

15.11 Miscellaneous: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. “Party” shall mean Landlord or Tenant, as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms “shall”, “will” and “agree” are mandatory. The term “may” is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a provision of this Lease expressly requires reimbursement. Landlord and Tenant agree that (i) the gross leasable area of the Premises includes any atriums, depressed loading docks, covered entrances or egresses, and covered loading areas, (ii) each has had an opportunity to determine to its satisfaction the actual area of the Project and the Premises, (iii) all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in this Lease, and (iv) any such subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any of the computations of rent, improvement allowances, or other matters described in this Lease where area is a factor. Where a party hereto is obligated not to perform any act, such party is also obligated to restrain any others within its control from performing said act, including the Agents of such party. Landlord shall not become or be deemed a partner or a joint venturer with Tenant by reason of the provisions of this Lease.

15.12 Termination by Exercise of Right: If this Lease is terminated pursuant to its terms by the proper exercise of a right to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate 30 days after the date the right to terminate is properly exercised (unless another date is specified in that part of the Lease creating the right, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be prorated as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination or those obligations which this Lease specifically provides are to survive termination. This Section 15.12 does not apply to a termination of this Lease by Landlord as a result of an Event of Tenant’s Default.

15.13 Brokerage Commissions: Each party hereto (i) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder’s fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Retained Real Estate Brokers described in Section S of the Summary, and (ii) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission or fees which result from the actions of the indemnifying party. Landlord shall be responsible for the payment of any commission owed to the Retained Real Estate Brokers if there is a separate written commission agreement between Landlord and the Retained Real Estate Brokers for the payment of a commission as a result of the execution of this Lease.

15.14 Force Majeure: Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of Landlord (except financial inability) shall excuse the performance by Landlord, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder.

15.15 Quiet Enjoyment. Upon payment by Tenant of the Rent, and upon the observance and performance of all of the other covenants, terms and conditions on Tenant’s part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term hereby demised without unreasonable hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the other terms and conditions of this Lease. Landlord shall not be liable for any hindrance, interruption, interference or disturbance by other tenants or third persons, nor shall Tenant be released from any obligations under this Lease because of such hindrance, interruption, interference or disturbance.

15.16 Entire Agreement: This Lease constitutes the entire agreement between the parties, and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord’s Agents has made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the Premises may be used for Tenant’s intended use under existing Law, (ii) the suitability of the Premises or the Project for the conduct of Tenant’s business, or (iii) the condition of any improvements. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This instrument shall not be legally binding until it is executed by both Landlord and Tenant. No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date.

LANDLORD:		TENANT:

5729 FONTANOSO WAY, LLC		ELECTROGLAS, INC.,
a Delaware limited liability company		a Delaware corporation

By:	Divco West Group, LLC a Delaware limited liability company Its Agent	By:
Name:
Its:

Dated:

By:
Name:
Its:

Dated:

EXHIBIT A

OUTLINE OF THE BUILDING

EXHIBIT B

WORK LETTER FOR TENANT IMPROVEMENTS

(Tenant Performs)

This Exhibit B forms a part of that certain Lease (the “Lease”) by and between 5729 FONTANOSO WAY, LLC, a Delaware limited liability company, as Landlord, and ELECTROGLAS, INC., a Delaware corporation, as Tenant, to which this Exhibit is attached. If there is any conflict between this Exhibit and the Lease regarding the construction of the Tenant Improvements (hereinafter defined), this Exhibit shall govern. All capitalized terms referred to in this Exhibit shall have the same meaning provided in the Lease, except where expressly provided to the contrary in this Exhibit.

ARTICLE 1 DEFINITIONS

1. Additional Definitions. Each of the following terms shall have the following meaning:

Architect: The architectural firm selected by Tenant and approved by Landlord in its reasonable discretion to prepare the “Preliminary Plans” and “Final Plans” (as such terms are hereinafter defined).

Contractor: The general contractor selected by Tenant and approved by Landlord in its reasonable discretion to construct the Tenant Improvements. The general contractor must be licensed and bondable in the State of California. Tenant may request that Landlord approve three (3) or more Contractors prior to competitive bidding, in which case Tenant may select any one of the Contractors approved by Landlord.

Construction Contract: The construction contract to be entered into by Tenant and its Contractor in form, scope and substance satisfactory to Tenant and approved by Landlord in its reasonable discretion.

Landlord’s Allowance: A total amount equal to $976,487.50 to be paid by Landlord for the Construction Costs for the Tenant Improvements as provided in this Exhibit. Any unused portion of Landlord’s Allowance shall remain the property of Landlord, and Tenant shall have no interest in said funds.

Substantial Completion, Substantially Complete, and Substantially Completed (or similar phrase): The foregoing shall mean when the following have occurred or would have occurred but for any delay cause by Tenant:

(a) Tenant has delivered to Landlord a certificate from the Architect, in a form reasonably approved by Landlord, that the Tenant Improvements have been Substantially Completed substantially in accordance with the Final Plans, except “punch list” items which may be completed within thirty (30) days without impairing Tenant’s use of the Premises or a material portion thereof, and Landlord has approved of the work in its reasonable discretion; and

(b) Tenant has obtained from the appropriate governmental authority a final certificate of occupancy (or all building permits with all inspections approved or the equivalent) and all other approvals and permits for the Premises permitting occupancy and use of the Premises for its permitted use under the Lease.

Tenant Improvements: The improvements to be constructed in accordance with the Final Plans including, to the extent provided therein, (i) Tenant’s signage, and (ii) the . Said work shall include

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architectural, mechanical and electrical work and life safety systems, and shall be in accordance with the criteria, procedures and schedules referred to in this Exhibit. The Tenant Improvements shall comply in all respects with all applicable laws, statutes, ordinances, building codes and regulations (collectively, “Applicable Laws”).

Construction Costs: All costs, expenses, fees, taxes and charges to construct the Tenant Improvements, including, without limitation, the following:

(1) architects, engineers and consultants in the preparation of the Preliminary Plans and the Final Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects of such plans for the Tenant Improvements, and for processing governmental applications and applications for payment, observing construction of the work, and other customary engineering, architectural, interior design and space planning services;

(2) labor, materials, equipment and fixtures supplied by the Contractor, its subcontractors and/or materialmen, including, without limitation, charges for a job superintendent and project representative;

(3) all fire and life safety control systems, such as fire walls, wiring and accessories installed within the Building;

(4) all plumbing, fixtures, pipes and accessories installed within the Building;

(5) furniture, fixtures and equipment actually installed and used in the Premises;

(6) fees charged by the city and/or county where the Building is located (including, without limitation, fees for building permits and approvals and plan checks) required for the work in the Building;

(7) all taxes, fees, charges and levies by governmental and quasi-governmental agencies for authorization, approvals, licenses and permits; and all sales, use and excise taxes for the materials supplied and services rendered in connection with the installation and construction of the Tenant Improvements; and

(8) all costs and expenses incurred to comply with all Applicable Laws of any governmental authority for any work at the Project in order to construct the Tenant Improvements.

The term Construction Costs under this Exhibit shall not include any fees, costs, expenses, compensation or other consideration payable to Tenant, or any of its officers, directors, employees or affiliates; any such fees or costs shall be paid by Tenant without resort to Landlord’s Allowance.

ARTICLE 2 CONSTRUCTION OF TENANT IMPROVEMENTS

2.1 Preparation of Plans.

(a) Preliminary Plans. As soon as is reasonably possible after the date of the Lease, Tenant shall submit to its Architect all additional information, including occupancy requirements for the Premises (“Information”), necessary to enable the Architect to prepare preliminary plans for the Tenant Improvements showing, among other things, all demising walls, corridors, entrances, exits, doors, interior design and partition, and the locations of all display and storage rooms and bathrooms. As soon as is commercially reasonable after the date hereof, Tenant shall cause the Architect to prepare preliminary plans for the Tenant Improvements and shall deliver two copies of same to Landlord for its review and written approval

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in its good faith discretion. Within ten (10) days after receipt of the preliminary plans, Landlord shall notify Tenant in writing that (i) Landlord approves of such preliminary plans or (ii) Landlord disapproves of such preliminary plans, the basis for disapproval and the changes requested by Landlord. Tenant shall cause the preliminary plans to be revised and shall submit the revised plans to Landlord for its review and approval as provided in this section. After approval of the preliminary plans as provided above, the preliminary plans shall be referred to as the “Preliminary Plans.”

(b) Final Plans. Tenant shall cause the Architect to prepare final working drawings, which shall be consistent with the Preliminary Plans, compatible with the design, construction and equipment of the Building, comply with all Applicable Laws, capable of logical measurement and construction, and contain all such information as may be required for obtaining all permits and other governmental approvals for the construction of the Tenant Improvements (the “Working Drawings”). As soon as is commercially reasonable after approval of the Preliminary Plans are approved by the parties as provided above, Tenant shall submit two copies of the Working Drawings to Landlord for its review and approval in its good faith discretion. Within ten (10) days after receipt of the Working Drawings, Landlord shall notify Tenant in writing that (i) Landlord approves of such Working Drawings, or (ii) Landlord disapproves of such Working Drawings, the basis for disapproval and the changes requested by Landlord. Tenant shall cause the Working Drawings to be revised and shall submit the revised Working Drawings to Landlord for its review and approval as provided in this section. The Working Drawings approved in writing by the parties shall be referred to as the “Final Plans.”

(c) General. It is the responsibility of Tenant to assure that the Final Plans and the Tenant Improvements constructed thereunder conform to all of the Applicable Laws. Tenant shall submit to Landlord one (1) reproducible and two (2) prints of the Final Plans.

2.2 Selection and Approval of Certain Contractors. Any subcontractor performing any work on the life safety or alarm systems or work affecting the roof shall be subject to Landlord’s prior written approval in its reasonable discretion and Landlord may require the Tenant use Landlord’s contractor or a specific subcontractor for any such work. Landlord shall provide written notice of approval or disapproval within five (5) days after Tenant’s request for such approval. The construction contract shall be subject to the prior written reasonable approval of Landlord and shall require, among other things, that the Contractor (a) obtain and deliver to Landlord evidence of insurance required by Landlord, and (b) execute, obtain and deliver to Tenant lien waivers in the form required under Applicable Law from the Contractor and all of its subcontractors and suppliers, and (c) be paid in monthly progress payments, with a ten percent (10%) retention, and (d) such other documents as the lender under any deed of trust may require.

2.3 Information Provided by Landlord. Acceptance or approval of any plan, drawing or specification, including, without limitation, the Preliminary Plans and the Final Plans, by Landlord shall not constitute the assumption of any responsibility by Landlord for the accuracy or sufficiency of such plans and material, and Tenant shall be solely responsible therefor. Tenant agrees and understands that the review of all plans pursuant to the Lease or this Exhibit by Landlord is to protect the interests of Landlord in the Building, and Landlord shall not be the guarantor of, nor responsible for, the correctness, completeness or accuracy of any such plans or compliance of such plans with Applicable Laws.

2.4 No Responsibility of Landlord. Landlord’s approval of any plans, including, without limitation, the Preliminary Plans or the Final Plans, shall not: (i) constitute an opinion or agreement by Landlord that such plans and Tenant Improvements are in compliance with all Applicable Laws, (ii) impose any present or future liability on Landlord; (iii) constitute a waiver of Landlord’s rights hereunder or under the Lease or this Exhibit; (iv) impose on Landlord any responsibility for a design and/or construction defect or fault in the Tenant Improvements, or (v) constitute a representation or warranty regarding the accuracy, completeness or correctness thereof.

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2.5 Actual Review Costs. Tenant shall pay to Landlord its actual costs incurred by its architect in reviewing and approving the Preliminary Plans, Working Drawings and Final Plans. All such reimbursements shall be made within ten (10) days after receipt of written invoice for same.

2.6 Changes. After approval of the Preliminary Plans or Final Plans by Landlord and Tenant, any material changes in the Preliminary Plans or Final Plans shall require the prior written consent of Landlord in its reasonable discretion and the parties shall follow the same process as was required under section 2.1 for approval of plans. For purposes hereof, a material change shall be deemed a change that would not constitute a Minor Alteration under the Lease for which Landlord’s consent is not required. Any change requested by Tenant that is approved in writing by Landlord shall be prepared by the Architect and shall be subject to the review and approval of Landlord’s architect in its reasonable discretion. The cost of such changes, including the cost to revise such plans, obtain any additional permits and construct any additional improvements required as a result thereof, and the cost for materials and labor, and all other additional costs from resulting delays in completing the Tenant Improvements, shall be included as part of the Construction Costs for the Tenant Improvements.

2.7 Construction Budget for Tenant Improvements. After approval of the Final Plans by Landlord and Tenant as provided above, Tenant shall prepare a detailed estimate of the Construction Costs for the Tenant Improvements. Tenant shall deliver a copy of the construction budget to Landlord.

2.8 Building Permits and Approvals. Not later than after approval by Landlord and Tenant of the Final Plans and Construction Budget as provided above, Tenant or its Contractor shall submit the Final Plans to the appropriate governmental body for plan checking and all building permits and other governmental and quasi-governmental approvals.

2.9 Conduct of Work. Tenant shall confine the construction activity to within the Premises as much as possible and shall work in an orderly manner removing trash and debris from the project on a daily basis. At no time will pipes, wires, boards or other construction materials cross public areas where harm could be caused to the public. All such work shall be undertaken in strict compliance with all Applicable Laws and Landlord rules and regulations. If Tenant fails to comply with these requirements, Landlord shall have the right, but not the obligation, to cause remedial action (at Tenant’s cost) as deemed necessary by Landlord to protect the public. Tenant shall complete construction of the Tenant Improvements free and clear of all liens, security interests and encumbrances of any kind.

(a) Pre-construction Submittals to Landlord. A minimum of two (2) days prior to the commencement of construction, Tenant shall submit the following items to Landlord:

(1) A certificate setting forth the proposed commencement date of construction and the estimated completion dates of construction work, fixturing work and projected opening date;

(2) Certificates of all insurance required under the Lease and this Exhibit;

(3) Copies of all building permits, and all other permits and approvals required by governmental agencies to construct the Tenant Improvements; and

(4) Copies of the construction contract with Tenant’s Contractor.

(b) Delays. Tenant shall with reasonable diligence prosecute construction of the Tenant Improvements to complete all work by the Commencement Date. Any delay in completing such work, including any delay as a result of governmental delays, acts of God and other events beyond the control of Tenant, shall not extend or delay the time for the commencement of payment Rent or any other sum under the Lease.

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(c) Correction of Work. Landlord may reject any portion of the Tenant Improvements which is defective or not in conformity with the Final Plans. Landlord shall not be responsible for correcting the portions of the Tenant Improvements which were defective or not in compliance with the Final Plans; all such work shall be Construction Costs.

2.10 Notice of Completion; Copy of Record set of Plans. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a notice of completion (or the equivalent notice required under local law to provide notice to all contractors, subcontractors and materialmen that the work is completed and the time for filing any mechanic’s lien is running) to be recorded in the Official Records of the County where the Building is located, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction: (i) Tenant shall cause the Architect and Contractor (A) to update the Final Plans as necessary to reflect all changes made to the Final Plans during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises; and (ii) Tenant shall deliver to Landlord a copy of all signed building permits and certificates of occupancy, and all warranties, guaranties, and operating manuals and information relating to the improvements, equipment and systems in the Premises.

2.11 Tenant’s Parties and Insurance. The Contractor and all subcontractors, laborers, materialmen, and suppliers used by Tenant collectively shall be referred to as “Tenant’s Parties”.

(a) Indemnity. Tenant’s indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant’s Parties, or any one directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment.

(b) Requirements of Tenant’s Parties. Each of Tenant’s Parties shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant’s Parties shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors, and (ii) the date when the Tenant Improvements have been Substantially Completed. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to material or workmanship of or with respect to the Tenant Improvements shall be contained in the construction contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

(c) Insurance Requirements. In addition to the insurance requirements set forth in the Lease, Tenant shall comply with the following requirements:

(1) General Coverages. All of Tenant’s Parties shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry commercial liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant

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as set forth in the Lease, except that the commercial liability insurance required by Tenant’s Parties shall be for not less than $1,000,000 per incident and $2,000,000 in the aggregate, even though higher amounts are require of Tenant under the Lease.

(2) Special Coverage. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Parties shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $1,000,000 per incident, $2,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

(3) General Terms. Certificates for all insurance carried pursuant to the foregoing sections shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days’ prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Parties shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord. All policies carried under this section shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Parties. All insurance, except Workers’ Compensation, maintained by Tenant’s Parties shall preclude or waive subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under the Lease or this Exhibit.

2.12 Temporary Facilities During Construction. Tenant shall obtain in its name and pay for all temporary utility facilities, and the removal of debris, as necessary and required in connection with the construction of the Premises. Storage of Tenant’s contractors’ construction material, tools, equipment and debris shall be confined to the Premises and any other areas which may be designated for such purposes by Landlord. Landlord shall not be responsible for any loss or damage to Tenant’s and/or Tenant’s contractors’ equipment. In no event shall any materials or debris be stored in the malls or service or exit corridors of the Project.

2.13 Miscellaneous. The Tenant Improvements shall be subject to the inspection and approval of Landlord and its supervisory personnel. All contractors engaged by Tenant shall be bondable, licensed contractors, possessing good labor relations, capable of performing quality workmanship.

2.14 Tenant’s Representative. Tenant hereby authorizes Steve Hmelar, an employee of Tenant, as Tenant’s representative to act on its behalf and represents its interests with respect to all matters which pertain to the construction of Tenant Improvements, and to make decisions binding upon Tenant with respect to such matters.

2.15 Time of the Essence. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. In all instances where Landlord is required to approve or disapprove any plan under Section 2.1(a) or Section 2.1(b), if no written notice of approval or disapproval is given within the stated time period, Tenant, at its option, may deliver a second written notice to Landlord requesting approval or disapproval and if Landlord fails to respond to such second written notice within five (5) days after receipt of such second written notice, then the plan submitted for approval under Section 2.1(a) or Section 2.1(b) shall be deemed approved.

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ARTICLE 3 PAYMENT OF CONSTRUCTIONS COSTS

3.1 Payment of Costs. Tenant shall pay for the Tenant Improvements, except for the Landlord’s Allowance which Landlord shall advance as hereinafter provided. Landlord shall only be responsible for payment of up to the amount of Landlord’s Allowance for the Tenant Improvements. If the Construction Costs for the Tenant Improvements are greater than the amount of the Landlord’s Allowance, Tenant shall be solely responsible for such additional costs.

3.2 Disbursement of Landlord’s Allowance. After commencement of construction of the Tenant Improvements, Landlord shall make monthly disbursements as progress payments of Landlord’s Allowance for Construction Costs as hereinafter provided. Landlord shall only be responsible for payment of up to the amount of Landlord’s Allowance for Construction Costs for the Tenant Improvements. The parties acknowledge that the Construction Costs for Tenant Improvements may be greater than the amount of the Landlord’s Allowance and Tenant is solely responsible for such addition costs (“Excess Costs”).

(a) Monthly Disbursements. Tenant shall be required to pay for the Excess Costs each month based on the same percentage of the release of Landlord’s Allowance.

(1) Not more frequently than monthly, Tenant shall submit to Landlord for its review and approval which shall not be unreasonably withheld (i) an application for payment to the Contractor, approved in writing by Tenant, on the standard AIA (G702) form or other form reasonably approved by Landlord, showing, by trade and budget line item, the percentage of completion of the Tenant Improvements in the Premises prior to the date of each application for payment and for which prior payment has not been made; (ii) invoices from all of Tenant’s Parties for labor rendered and materials delivered to the Premises for the applicable payment period; (iii) executed conditional mechanic’s lien releases from all of Tenant’ Parties for the requested payment and executed unconditioned mechanic’s lien releases from all of Tenant’s Parties for all prior payments; and (iv) all other information reasonably requested in good faith by Landlord. Landlord shall provide its written notice of approval or disapproval of each such application for payment within fifteen (15) days after receipt of each such request. When and to the extent approved by Landlord, each application for payment shall be referred to herein as an “Approved Progress Payment.”

(2) Within fifteen (15) business days after approval by Landlord of an Approved Progress Payment, Landlord shall deliver a check to Tenant made jointly payable to Tenant or at Landlord election, to Tenant and the Contractor, or any other provider of goods and services designated by Tenant to Landlord, in an amount equal to the lesser of: (A) the amounts so requested by Tenant, as set forth above, less the prorate amount due from Tenant for Excess Costs and less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Retention”; provided, however, that no Retention shall be applicable to, in Landlord’s reasonable discretion, other Construction Costs included in the Approved Progress Payment for payment to suppliers for materials delivered to the Premises and subcontractors for completing performance of their work substantially in advance of the Substantial Completion of the Tenant Improvements, and (B) the balance of any remaining available portion of the Landlord’s Allowance (not including the Retention). Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

(b) Retention. Subject to the provisions of this Exhibit, a check for the Retention, payable to Tenant or at Landlord’s election to Tenant and the Contractor, shall be delivered by Landlord to Tenant following the completion of construction of the Tenant Improvements and within fifteen (15) business days after receipt by Landlord of (i) the final certificate of occupancy for the Premises (or a temporary certificate of occupancy but Landlord shall have the right to withhold an amount equal to 120% of the cost of any remaining

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punch list work that may remain to be completed to get the final certificate occupancy), (ii) copies of all applicable building permits reflecting final sign-off by the local governmental authority, (iii) a copy of the as-built Final Plans for the Tenant Improvements, (iv) unconditional lien waivers from the general contractor and all subcontractors and suppliers, and (v) receipt and approval by Landlord of the Architect’s certificate referred to in the definition of Substantial Completion in this Exhibit, which approval shall not be unreasonably withheld. Landlord will release any holdback amount for punch list work as described in clause (i) above within fifteen (15) days after the work is completed by Tenant and Tenant delivers to Landlord the final certificate of occupancy.

(c) Failure to Disburse Landlord’s Allowance. In the event that Landlord fails to fulfill its obligation to disburse the Landlord’s Allowance in accordance with the terms of Sections 3.2(a) or (b) of this Exhibit, following ten (10) business days’ written notice from Tenant and Landlord’s failure to cure within such period, Tenant shall continue to perform the work of the Tenant Improvements and the amount due and not paid shall thereafter bear interest at the Agreed Interest Rate until paid.

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EXHIBIT C

ACCEPTANCE AGREEMENT

This Acceptance Agreement is made as of                     , 2005, by and between the parties hereto with regard to that Lease dated                     , by and between 5729 Fontanoso Way, LLC, a Delaware limited liability company, as Landlord (“Landlord”), and Electroglas, Inc., a Delaware corporation, as Tenant (“Tenant”), affecting those premises located at 5729 Fontanoso Way, San Jose, California. The parties hereto agree as follows:

1.	Except for the punch list items listed in Exhibit A attached hereto which Landlord agrees to complete at its own cost and expense, Landlord delivered possession of the Premises to Tenant on , 2005, with all improvements and work, if any, required of Landlord completed in a good and workmanlike manner and otherwise in the condition required under the Lease and Tenant accepted possession of the Premises.

2.	The Commencement Date of the Lease Term for the Premises is May 1, 2005 and the Lease Term for the Premises shall expire on April 30, 2010, unless sooner terminated according to the terms of the Lease.

LANDLORD:		TENANT:

5729 FONTANOSO WAY, LLC		ELECTROGLAS, INC.,
a Delaware limited liability company		a Delaware corporation

By:	Divco West Group, LLC, a Delaware limited liability company Its Agent	By:
Name:
Title:

Dated:

By:
Name:
Its:

Dated:

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EXHIBIT D

Hazardous Materials Disclosure Certificate

Your cooperation in this matter is appreciated. Initially, the information provided by you in this Hazardous Materials Disclosure Certificate is necessary for the Landlord (identified below) to evaluate and finalize a lease agreement with you as Tenant. After a lease agreement is signed by you and the Landlord (the “Lease Agreement”), on an annual basis in accordance with the Lease Agreement, you are to provide an update to the information initially provided by you in this certificate. The information contained in the initial Hazardous Materials Disclosure Certificate and each annual certificate provided by you thereafter will be maintained in confidentiality by Landlord subject to release and disclosure as required by (i) any lenders and owners and their respective environmental consultants, (ii) any prospective purchaser(s) of all or any portion of the property on which the Premises are located, (iii) Landlord to defend itself or its lenders, partners or representatives against any claim or demand, and (iv) any laws, rules, regulations, orders, decrees, or ordinances, including, without limitation, court orders or subpoenas. Any and all capitalized terms used herein, which are not otherwise defined herein, shall have the same meaning ascribed to such term in the Lease Agreement. Any questions regarding this certificate should be directed to, and when completed, the certificate should be delivered to:

Landlord:	c/o Divco West Group, LLC,
400 Hamilton Avenue, Suite 400
Palo Alto, CA 94301
Attn.: Asset Manager

Name of (Prospective) Tenant: Electroglas, Inc.

Mailing Address: _____________________________________________________________________________________

___________________________________________________________________________________________________

Contact Person, Title and Telephone Number(s): ____________________________________________________________

___________________________________________________________________________________________________

Contact Person for Hazardous Waste Materials Management and Manifests and Telephone Number(s):

__________________________________________________________________________________________________

___________________________________________________________________________________________________

Address of (Prospective) Premises: 5729 Fontanoso Way, San Jose, CA.

Length of (Prospective) Initial Term: 60 months

1.	General Information:

Describe the initial proposed operations to take place in, on, or about the Premises, including, without limitation, principal products processed, manufactured or assembled services and activities to be provided or otherwise conducted. Existing Tenants should describe any proposed changes to on-going operations.

____________________________________________________________________________________________

____________________________________________________________________________________________

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2.	Use, Storage and Disposal of Hazardous Materials

2.1 Will any Hazardous Materials be used, generated, stored or disposed of in, on or about the Premises? Existing Tenants should describe any Hazardous Materials which continue to be used, generated, stored or disposed of in, on or about the Premises.

Wastes	Yes [ ]	No [ ]
Chemical Products	Yes [ ]	No [ ]
Other	Yes [ ]	No [ ]

If Yes is marked, please explain: ____________________________________________________________________

______________________________________________________________________________________________

______________________________________________________________________________________________

2.2 If Yes is marked in Section 2.1, attach a list of any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises, including the applicable hazard class and an estimate of the quantities of such Hazardous Materials at any given time; estimated annual throughput; the proposed location(s) and method of storage (excluding nominal amounts of ordinary household cleaners and janitorial supplies which are not regulated by any Environmental Laws); and the proposed location(s) and method of disposal for each Hazardous Material, including, the estimated frequency, and the proposed contractors or subcontractors. Existing Tenants should attach a list setting forth the information requested above and such list should include actual data from on-going operations and the identification of any variations in such information from the prior year’s certificate.

3.	Storage Tanks and Sumps

3.1 Is any above or below ground storage of gasoline, diesel, petroleum, or other Hazardous Materials in tanks or sumps proposed in, on or about the Premises? Existing Tenants should describe any such actual or proposed activities.

Yes [ ]	No [ ]

If yes, please explain: ___________________________________________________________________________

_____________________________________________________________________________________________

_____________________________________________________________________________________________

4.	Waste Management

4.1 Has your company been issued an EPA Hazardous Waste Generator I.D. Number? Existing Tenants should describe any additional identification numbers issued since the previous certificate.

Yes [ ]	No [ ]

4.2 Has your company filed a biennial or quarterly reports as a hazardous waste generator? Existing Tenants should describe any new reports filed.

Yes [ ]	No [ ]

If yes, attach a copy of the most recent report filed.

5.	Wastewater Treatment and Discharge

5.1 Will your company discharge wastewater or other wastes to:

             storm drain?                     sewer?

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             surface water?              no wastewater or other wastes discharged.

Existing Tenants should indicate any actual discharges. If so, describe the nature of any proposed or actual discharge(s).

_______________________________________________________________________________________________

________________________________________________________________________________________________

5.2	Will any such wastewater or waste be treated before discharge?

Yes [  ]            No [  ]

If yes, describe the type of treatment proposed to be conducted. Existing Tenants should describe the actual treatment conducted.

__________________________________________________________________________________________________

__________________________________________________________________________________________________

6.	Air Discharges

6.1 Do you plan for any air filtration systems or stacks to be used in your company’s operations in, on or about the Premises that will discharge into the air; and will such air emissions be monitored? Existing Tenants should indicate whether or not there are any such air filtration systems or stacks in use in, on or about the Premises which discharge into the air and whether such air emissions are being monitored.

Yes [  ]            No [  ]

If yes, please describe: _____________________________________________________________________________

____________________________________________________________________________________________________

____________________________________________________________________________________________________

6.2 Do you propose to operate any of the following types of equipment, or any other equipment requiring an air emissions permit? Existing Tenants should specify any such equipment being operated in, on or about the Premises.

Spray booth(s)	Incinerator(s)
Dip tank(s)	Other (Please describe)
Drying oven(s)	No Equipment Requiring Air Permits

If yes, please describe: _____________________________________________________________________________

___________________________________________________________________________________________________

____________________________________________________________________________________________________

7.	Hazardous Materials Disclosures

7.1 Has your company prepared or will it be required to prepare a Hazardous Materials management plan (“Management Plan”) pursuant to Fire Department or other governmental or regulatory agencies’ requirements? Existing Tenants should indicate whether or not a Management Plan is required and has been prepared.

Yes [  ]            No [  ]

If yes, attach a copy of the Management Plan. Existing Tenants should attach a copy of any required updates to the Management Plan.

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7.2 Are any of the Hazardous Materials, and in particular chemicals, proposed to be used in your operations in, on or about the Premises regulated under Proposition 65? Existing Tenants should indicate whether or not there are any new Hazardous Materials being so used which are regulated under Proposition 65.

Yes [  ]            No [  ]

If yes, please explain: _______________________________________________________________________

__________________________________________________________________________________________

__________________________________________________________________________________________

8.	Enforcement Actions and Complaints

8.1 With respect to Hazardous Materials or Environmental Laws, has your company ever been subject to any agency enforcement actions, administrative orders, or consent decrees or has your company received requests for information, notice or demand letters, or any other inquiries regarding its operations? Existing Tenants should indicate whether or not any such actions, orders or decrees have been, or are in the process of being, undertaken or if any such requests have been received.

Yes [  ]            No [  ]

If yes, describe the actions, orders or decrees and any continuing compliance obligations imposed as a result of these actions, orders or decrees and also describe any requests, notices or demands, and attach a copy of all such documents. Existing Tenants should describe and attach a copy of any new actions, orders, decrees, requests, notices or demands not already delivered to Landlord pursuant to the Lease Agreement.

__________________________________________________________________________________________

__________________________________________________________________________________________

8.2 Have there ever been, or are there now pending, any lawsuits against your company regarding any environmental or health and safety concerns?

Yes [  ]            No [  ]

If yes, describe any such lawsuits and attach copies of the complaint(s), cross-complaint(s), pleadings and all other documents related thereto as requested by Landlord. Existing Tenants should describe and attach a copy of any new complaint(s), cross-complaint(s), pleadings and other related documents not already delivered to Landlord pursuant to the Lease Agreement.

__________________________________________________________________________________________

__________________________________________________________________________________________

8.3 Have there been any problems or complaints from adjacent Tenants, owners or other neighbors at your company’s current facility with regard to environmental or health and safety concerns? Existing Tenants should indicate whether or not there have been any such problems or complaints from adjacent Tenants, owners or other neighbors at, about or near the Premises.

Yes [  ]            No [  ]

If yes, please describe. Existing Tenants should describe any such problems or complaints not already disclosed to Landlord under the provisions of the Lease Agreement.

__________________________________________________________________________________________

__________________________________________________________________________________________

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9.	Permits and Licenses

9.1 Attach copies of all Hazardous Materials permits and licenses including a Transporter Permit number issued to your company with respect to its proposed operations in, on or about the Premises, including, without limitation, any wastewater discharge permits, air emissions permits, and use permits or approvals. Existing Tenants should attach copies of any new permits and licenses as well as any renewals of permits or licenses previously issued.

The undersigned hereby acknowledges and agrees that (A) this Hazardous Materials Disclosure Certificate is being delivered in connection with, and as required by, Landlord in connection with the evaluation and finalization of a Lease Agreement and will be attached thereto as an exhibit; (B) that this Hazardous Materials Disclosure Certificate is being delivered in accordance with, and as required by, the provisions of the Lease Agreement; and (C) that Tenant shall have and retain full and complete responsibility and liability with respect to any of the Hazardous Materials disclosed in the Hazardous Material Certificate notwithstanding Landlord’s/Tenant’s receipt and/or approval of such certificate. Tenant further agrees that none of the following described acts or events shall be construed or otherwise interpreted as either (a) excusing, diminishing or otherwise limiting Tenant from the requirement to fully and faithfully perform its obligations under the Lease with respect to Hazardous Materials, including, without limitation, Tenant’s indemnification of the Indemnitees and compliance with all Environmental Laws, or (b) imposing upon Landlord, directly or indirectly, any duty or liability with respect to any such Hazardous Materials, including, without limitation, any duty on Landlord to investigate or otherwise verify the accuracy of the representations and statements made therein or to ensure that Tenant is in compliance with all Environmental Laws; (i) the delivery of such certificate to Landlord and/or Landlord’s acceptance of such certificate, (ii) Landlord’s review and approval of such certificate, (iii) Landlord’s failure to obtain such certificate from Tenant at any time, or (iv) Landlord’s actual or constructive knowledge of the types and quantities of Hazardous Materials being used, stored, generated, disposed of or transported on or about the Premises by Tenant or Tenant’s Representatives. Notwithstanding the foregoing or anything to the contrary contained herein, the undersigned acknowledges and agrees that Landlord and its partners, lenders and representatives may, and will, rely upon the statements, representations, warranties, and certifications made herein and the truthfulness thereof in entering into the Lease Agreement and the continuance thereof throughout the term, and any renewals thereof, of the Lease Agreement.

I (print name)                             , acting with full authority to bind the (proposed) Tenant and on behalf of the (proposed) Tenant, certify, represent and warrant that the information contained in this certificate is true and correct.

(Prospective) Tenant: ELECTROGLAS, INC.

By:
Title:
Date:

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ADDENDUM NO. 1

(First Offer to Purchase and Option to Purchase)

This ADDENDUM NO. 1 (this “Addendum”) is made in connection with and is a part of that certain Lease, dated as of February 7, 2005 (the “Lease”), by and between 5729 Fontanoso Way, LLC, a Delaware limited liability company, as Landlord, and Electroglas, Inc., a Delaware corporation, as Tenant. All capitalized terms referred to in this Addendum shall have the same meaning as provided in the Lease, except as expressly provided to the contrary in this Addendum. In case of any conflict between any term or provision of the Lease and this Addendum, this Addendum shall control.

1. One-Time Right of First Offer to Purchase. Tenant has a one time right of first offer to purchase the Project during Initial Lease Term (not during the Extension Period, if any) in accordance with the following requirements if Landlord, in its sole and absolute discretion, elects to market the Project for sale to another unaffiliated party (“Market for Sale”), provided the originally named Tenant is a tenant in the Building in occupancy of all of its space and not in default of the Lease (“First Offer to Purchase”). This right is personal to the original party signing the Lease as Tenant and may not be transferred or assigned to or exercised by any other party. The right of First Offer to Purchase will not be applicable if (i) the Project is conveyed by any trustee sale, foreclosure or deed in lieu thereof (“Loan Related Transfer”), or (ii) the Project is transferred to an affiliate or in any manner other than an arm’s length transaction to an unaffiliated third-party (“Affiliated Sale”). The First Offer to Purchase and the Purchase Option (as defined in Section 2 below) shall terminate and be of no further force or effect if there is a Loan Related Transfer. The First Offer to Purchase and the Purchase Option shall remain in effect after an Affiliated Sale. If the Project is sold to another party (other than to an affiliate of the current Landlord in an Affiliated Sale), then Tenant’s First Offer to Purchase under this Section 1 and Tenant’s Purchase Option under Section 2 below shall be null and void and of no further force or effect. Notwithstanding anything to the contrary in the Lease or this Addendum, Tenant acknowledges and agrees that this right of First Offer to Purchase is subject and subordinate to any deed of trust now or hereafter placed on the Project and that any lender will not be obligated to agree to recognize such right in the event of a foreclosure, trustee’s sale or deed in lieu thereof or in connection with providing any subordination, attornment and non-disturbance agreement.

1.1 Process. If Landlord elects to Market for Sale the Project and the First Offer to Purchase is applicable, then Landlord will notify Tenant of the purchase price that Landlord would sell the Project to Tenant and the closing date, which will not be more than 90 days nor less than 30 days after the delivery by Landlord of the sale terms notice (the “Sale Terms Notice”). Within ten (10) days after receipt of the Sale Terms Notice, Tenant may elect to purchase the Project at the price and at closing date set forth in the Sale Terms Notice by delivering a writing to Landlord so stating accompanied by a cash Deposit in the amount described in Section 3.3. Such election by Tenant to purchase and Deposit shall be referred to herein as “Tenant’s First Offer Acceptance.”

1.2 Failure to Exercise. If Tenant does not provide Tenant’s First Offer Acceptance within such 10-day period or if Tenant makes any change in the purchase price or other terms, it shall be deemed an election not to purchase, in which case the First Offer to Purchase and Tenant’s Purchase Option shall be of no further force or effect, but subject to the provisions in this Section regarding a change in the price. Thereafter, if Landlord receives a written offer (which may be in the form of a non-binding letter of intent or memorandum of understanding) to purchase the Project that is acceptable to Landlord in its sole and absolute discretion at a purchase price that is seven and one-half percent (7½%) less than the lowest purchase price proposed to Tenant in any Sale Terms Notice (the “Third Party Price”), Landlord shall be required to re-offer the Project to Tenant at the Third Party Price. Tenant shall thereafter have ten (10) days to notify Landlord in writing of its election to purchase the Project at Third Party Price and the closing date,

1

which will not be more than 90 days nor less than 30 days after the delivery by Landlord of such re-offer (“Tenant’s Third Party Price Acceptance”). The failure of Tenant to so notify Landlord within such ten (10) day period or any change made by Tenant in the purchase price or terms shall be deemed Tenant’s election not to purchase the Project at the Third Party Price and Tenant’s First Offer to Purchase and Purchase Option shall be terminated and of no further force or effect.

1.3 Election to Purchase. If Tenant provides Tenant’s First Offer Acceptance or Tenant’s Third Party Price Acceptance, then the parties shall proceed with the purchase and sale of the Project as provided in Section 3 below. Tenant may not elect to rescind, revoke, modify, terminate, cancel or otherwise amendment any Tenant’s First Offer Acceptance or Tenant’s Third Party Price Acceptance. If Tenant does not complete the sale on the closing date specified in the Sale Terms Notice, Landlord shall be entitled to retain the Deposit as liquidated damages as provided in Section 3.3 below.

2. Option to Purchase. Tenant shall have a one time option to purchase the Project at the Option Purchase Price (as defined below) during Initial Term (a) while the Project is not on the Market for Sale or being marketed for sale as a package with other real property, and (b) while the originally named Landlord is the owner of the Project, provided the originally named Tenant is a tenant in the Building in occupancy of all of its space and not in default of the Lease (“Purchase Option”). The Purchase Option shall terminate and be of no further force or effect if the Project is sold by Landlord to another party either under circumstances where Tenant’s First Offer to Purchase did not apply or where Tenant elected not to purchase as provided in Section 1 and all subsections thereof of this Addendum, or where the Project is sold to another party before Tenant exercises the Purchase Option as provided in this Section 2 and all subsections thereof. To exercise the Purchase Option, Tenant shall provide unconditional written notice of exercise, accompanied by a cash Deposit in the amount described in Section 3.3 below, to Landlord during the Initial Term (not during any Extension Period, if any) but not during any period that the Project is on the Market for Sale (“Tenant’s Purchase Option Notice”). The Option Purchase Price for the Project shall be in the applicable amount set forth in Section 2.3 below. If Tenant provides Tenant’s Purchase Option Notice and Deposit, the parties shall proceed with the purchase and sale of the Project as provided in Section 3 below. Tenant may not elect to rescind, revoke, modify, terminate, cancel or otherwise amend any Tenant’s Purchase Option Notice or not acquire the Project after providing Tenant’s Purchase Option Notice. Notwithstanding anything to the contrary in the Lease or this Addendum, Tenant acknowledges and agrees that the Purchase Option is subject and subordinate to any deed of trust now or hereafter placed on the Project and that any lender will not be obligated to agree to recognize such option in the event of a foreclosure, trustee’s sale or deed in lieu thereof or in connection with providing any subordination, attornment and non-disturbance agreement. Notwithstanding anything to the contrary, the Purchase Option shall terminate and be of no further force or effect at the earlier of (i) the date Landlord sends a Sale Terms Notice or Third Party Price that is not accepted by Tenant, or (ii) the end of the Initial Term.

2.1 Failure to Exercise. If Tenant does not provide Tenant’s Purchase Option Notice as provided in Section 2 above, Tenant’s Purchase Option under Section 2 of this Addendum and Tenant’s First Offer to Purchase under Section 1 of this Addendum shall automatically terminate and be of no further force or effect. If Tenant’s Purchase Option Notice contains any changes in the Purchase Price or other terms for acquiring the Project other than those provided in this Addendum, it shall be conclusively deemed an election not to exercise such Purchase Option.

2.2 Election to Purchase. If Tenant provides Tenant’s Purchase Option Notice as provided above, then the parties shall proceed with the purchase and sale of the Project as provided in Section 3 below and the closing date shall occur on the first business day sixty (60) days after delivery of Tenant’s Purchase Option Notice to Landlord, subject to Landlord’s right to extend for not more than thirty (30) days upon written notice to Tenant within thirty (30) days after Landlord’s receipt of Tenant’s Purchase Option Notice, except that Landlord’s election to extend may not result in an increase in the Option

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Purchase Price as a result of such extension. If Tenant does not complete the sale on the closing date described above, Landlord shall be entitled to retain the Deposit as liquidated damages as provided in Section 3.3 below.

2.3 Purchase Price. The “Option Purchase Price” for the Project for Tenant’s Option to Purchase shall be equal to the following applicable amounts depending on the when the closing date (i.e., the date upon which the grant deed to convey the Project to Tenant is recorded in the official records of the county where the Project is located):

(a) If the closing date will occur during the first year following the Commencement Date, the Option Purchase Price shall be $10,546,065.00;

(b) If the closing date will occur during the second year following the Commencement Date, the Option Purchase Price shall be $11,327,255.00;

(c) If the closing date will occur during the third year following the Commencement Date, the Option Purchase Price shall be $12,108,445.00; and

(d) If the closing date will occur during the fourth or fifth year following the Commencement Date, the Option Purchase Price shall be $12,499,040.00.

2.4 Personal. The Purchase Option is personal to the original party signing the Lease as Tenant but may not be transferred or assigned to or exercised by any other party.

3. Close of Escrow. The parties shall comply with the following requirements to close escrow on Tenant’s purchase of the Project if Tenant has elected to acquire the Project under Section 1 or Section 2 of this Addendum. For purposes of this Section 3 and all subsections thereof, the term “Purchase Price” shall mean the applicable purchase price set under Section 1 or Section 2 above. All references in this Addendum to the “closing date” or “close of escrow” shall mean the date when the grant deed to convey the Project is recorded in the official records where the Project is located.

3.1 AS IS Condition. Tenant will acquire the Project in its AS IS condition, subject to all latent and patent conditions, including without limitation, any environmental, seismic or other defects or problems, without any representations or warranties, expressed or implied, by Landlord.

3.2 Method of Payment. The Purchase Price shall be payable in cash in lawful money of the United States to Landlord by Tenant at the closing date.

3.3 Deposit. Concurrent with Tenant sending Tenant’s First Offer Acceptance or Tenant’s Purchase Option Notice, Tenant shall pay to Landlord a cash deposit of three percent (3%) of the applicable purchase price (the “Deposit”) in lawful money of the United States, which Deposit shall be applicable to the Purchase Price, but shall be non-refundable except as hereinafter expressly provided to the contrary in this Addendum. If the close of escrow does not occur due to a default or breach by Landlord, Tenant may, at Tenant’s sole and exclusive remedy, either (i) seek specific performance of the provisions of this Addendum, or (ii) elect not to acquire the Project and receive a refund of the Deposit from Landlord. If the close of escrow does not occur due to a default or breach by Tenant, the Deposit shall be retained by Landlord as liquidated damages, Tenant’s First Offer to Purchase under Section 1 and Purchase Option under Section 2 will be of no further force or effect, but the Lease shall remain in effect, subject to Tenant complying with all other provisions of the Lease. TENANT AND LANDLORD AGREE THAT IT WOULD BE IMPRACTICAL OR EXTREMELY DIFFICULT TO FIX THE ACTUAL DAMAGES SUFFERED BY

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LANDLORD BECAUSE OF SUCH FAILURE OF TENANT TO COMPLETE THE SALE; THAT THE TOTAL AMOUNT OF THE REQUIRED DEPOSIT SHALL CONSTITUTE A REASONABLE ESTIMATE AND AGREED STIPULATION OF DAMAGES IN THE EVENT OF SUCH DEFAULT BY TENANT AND THAT LANDLORD SHALL HAVE NO OTHER RIGHT OR CAUSE OF ACTION AGAINST TENANT FOR DAMAGES ARISING FROM SAID DEFAULT OR FAILURE TO CLOSE, EXCEPT FOR ANY AND ALL ATTORNEYS’ FEES IN COLLECTING THE LIQUIDATED DAMAGES UNDER THIS SECTION. THE PAYMENT OF THE DEPOSIT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO LANDLORD PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.

TENANT’S INITIALS	LANDLORD’S INITIALS

3.4 Title. The close of escrow shall occur through an escrow company selected by Landlord. Landlord shall deliver to escrow for recordation a grant deed in recordable form and a bill of sale to convey the Project to Tenant subject to all matters of record as of the Effective Date, all matters that do not require the consent of Tenant under the Lease, all matters that do not unreasonably interfere with Tenant’s use and occupancy of the Premises, and all matters approved or permitted by Tenant during the course of its occupancy of the Premises pursuant to the Lease, except for past due monetary liens created by Landlord and any security deeds, mortgages, deeds of trust or other financing created by Landlord, which Landlord shall be obligated to pay off and discharge at Closing. Landlord will deposit such grant deed in escrow at least one (1) business day prior to the scheduled close of escrow. Tenant will deposit in escrow with the escrow holder the balance of the Purchase Price by wire transfer of same day funds at least one business day prior to the scheduled close of escrow. Title to the Project will be conveyed by Landlord to Tenant subject to all non-delinquent Taxes, covenants, conditions, restrictions, easements, and rights of way of record, leases or other tenancy agreements, and other matters of record, except for any deeds of trust created by Landlord.

3.5 Escrow Documents. The parties shall execute all documents required by escrow holder as long as they are consistent with the applicable provisions of this Addendum.

3.6 Title Insurance. The title company shall be selected by Landlord. As a condition to the close of escrow, the title company shall be prepared to issue the standard CLTA Policy of Title Insurance in the amount of the Purchase Price insuring title to the Project vested in Tenant subject only to the matters of record and any exceptions created by Tenant. Landlord and Tenant will each provide all reasonably required organizational or other documents required by the title and escrow company to close escrow.

3.7 Prorations. Standard prorations and adjustment shall be made between the parties for rental income and all taxes and expenses at the Project. Tenant shall pay for the title insurance premium, the escrow fees and one-half of the city transfer taxes. Landlord shall pay for the county transfer taxes and one-half of the city transfer taxes. All other closing costs shall be paid by the parties in accordance with local custom in the county where the Project is located.

3.8 Destruction of Building or Other Improvements. If the Building is totally or partially destroyed between the date Tenant provides Tenant’s First Offer Acceptance or Tenant’s Purchase Option and the date for the close of escrow and Landlord and Tenant have not elected to terminate the Lease as provided in Article 11 of the Lease, Landlord shall not be obligated to restore the Building pursuant to Article 11 of the Lease, notwithstanding anything to the contrary in the Lease and the parties shall proceed

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with the close of escrow without any abatement in the Purchase Price or delay in the close of escrow. However, if Landlord or Tenant elects to terminate the Lease pursuant to Article 11 of the Lease, Tenant’s right to purchase the Project shall terminate and the Deposit shall be refunded, unless Tenant notifies Landlord that Tenant will purchase the Project despite the destruction and without reduction in the Purchase Price or delay in the close of escrow. Tenant must notify Landlord of its decision to purchase the Project after a casualty within ten days after the date of the casualty. If Tenant proceeds with the close of escrow irrespective of the destruction, Tenant shall be entitled to receive all applicable property damage insurance proceeds necessary to repair the damage resulting from the destruction, less all costs incurred and funds expended by Landlord in connection with such casualty and any restoration and security measures.

3.9 Termination of the Lease. On close of escrow, the Term of the Lease shall expire, and the parties shall be released from all liabilities and obligations accruing under the Lease from and after the close of escrow.

3.10 Exchange. Tenant agrees to cooperate with Landlord and any escrow holder or exchange facilitator selected by Landlord in facilitating a tax deferred exchange sale of the Property by Landlord either under the First Offer to Purchase or the Purchase Option pursuant to section 1031 of the Internal Revenue Code of 1986, as amended, provided that Landlord will be responsible for all additional costs and expenses for such exchange (except for any legal fees by Tenant’s counsel to review any exchange documents), and provided further that Tenant shall not be required to acquire or hold title to any other real property for purposes of consummating the exchange.

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